UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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BioScrip, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 1, 2016

To the Stockholders of BioScrip, Inc.:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 1600 Broadway, Suite 950, Denver, Colorado, 80202 on Wednesday, June 1, 2016 at 12:00 p.m., local time, for the following purposes:

1.	To elect six directors named in the accompanying proxy statement, each to hold office for a term of one year or until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.	To approve an amendment to the BioScrip, Inc. Amended and Restated 2008 Equity Incentive Plan.
4.	To hold a non-binding advisory vote to approve executive compensation.
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 7, 2016 as the record date for determining holders of the Company’s Common Stock and Series A Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card, vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable as set forth in the Proxy Statement.

By order of the Board of Directors,

Kathryn M. Stalmack, Secretary

Denver, Colorado
April 27, 2016

Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on June 1, 2016: This Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 3, 2016, are also available at www.proxyvote.com.

BIOSCRIP, INC.
1600 Broadway, Suite 950
Denver, Colorado 80202
(720) 697-5200

PROXY STATEMENT

Meeting Time and Date

This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the enclosed form for use in voting at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 1, 2016 at 12:00 p.m., local time, at the Company’s principal executive offices at 1600 Broadway, Suite 950, Denver, Colorado, 80202 and at any adjournments or postponements thereof. The shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and shares of Series A Convertible Preferred Stock, par value $.0001 per share, on an as-converted into Common Stock basis (the “Series A Preferred Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed and made available electronically to stockholders on or about April 27, 2016. This Proxy Statement identifies the proposals on which you are being asked to vote at the Annual Meeting, provides information that you may find useful in determining how to vote on each proposal and describes voting procedures.

Record Date and Shares Outstanding

The close of business on April 7, 2016 (the “Record Date”) has been fixed as the record date for determining holders of the Company’s Common Stock and Series A Preferred Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had outstanding 68,780,241 shares of Common Stock and 635,822 shares of Series A Preferred Stock (representing 13,899,235 shares of Common Stock on an as-converted into Common Stock basis, with 625,000 shares of Series A Preferred Stock each convertible into 21.876 shares of Common Stock, and another 10,822 shares of Series A Preferred Stock each convertible into 20.933 shares of Common Stock).

Board Recommendations

The Board recommends that you vote your shares as follows:

•	FOR the election of the six nominees for director named in Proposal 1, each to hold office for a term of one year or until their respective successors have been duly elected and qualified;
•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth in Proposal 2;
•	FOR the amendment to the BioScrip, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”), as set forth in Proposal 3, to increase the number of shares of Common Stock in the aggregate that may be subject to awards granted to directors by 700,000 shares, from 800,000 to 1,500,000 shares, which amendment is attached as Appendix A to this Proxy Statement and has been adopted by the Board, subject to the approval of the stockholders; and
•	FOR the non-binding advisory approval of executive compensation as set forth in Proposal 4.

Voting Information

Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock and Series A Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis. Unless specified otherwise, references in this Proxy Statement to a “stockholder” or “stockholders” are references to both holders of Common Stock and Series A Preferred Stock (on an as-converted into Common Stock basis). To vote in person, a stockholder should attend the Annual Meeting with a completed proxy card or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial toll-free (800) 690-6903 and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxyvote.com and complete an electronic proxy card. When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and account number contained on the enclosed proxy card.

“Street Name” and Broker Non-Votes

If you hold shares through a brokerage firm, bank, dealer or other nominee (which we refer to collectively as “nominees” or “brokers”), then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.

All of the matters scheduled to be voted on at the Annual Meeting are likely to be considered “non-routine,” except for the proposal to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2). If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals other than Proposal 2. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.

Quorum Requirements

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will also determine whether a quorum is present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) issued and outstanding and entitled to vote at the Annual Meeting. In accordance with the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 9, 2015 (the “Certificate of Designations”), the shares of Common Stock into which shares of Series A Preferred Stock are convertible will be counted for purposes of establishing a quorum at the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists. Broker “non-votes” are counted as present solely for purposes of determining whether a quorum exists. If the stockholders present in person or by proxy at the Annual Meeting constitute holders of less than a majority of the aggregate shares of Common Stock entitled to vote (which includes the Series A Preferred Stock on an as-converted into Common Stock basis), the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes Required

Proposal 1:  Election of Directors

The six nominees receiving the greatest number of affirmative votes duly cast at the Annual Meeting will be elected to the Board, assuming a quorum is represented at the Annual Meeting. The shares of Series A Preferred Stock (on an as-converted into Common Stock basis) will, pursuant to the Certificate of Designations, be eligible to vote for the six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees. Votes to withhold and broker “non-votes” will not affect the outcome of the vote on Proposal 1.

Proposal 2:  Ratification of the Appointment of the Independent Registered Public Accounting Firm

Approval of the ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 2. Broker “non-votes” will not affect the outcome of the vote on Proposal 2 because it will likely be deemed a “routine” matter upon which brokers may vote without specific direction from holders of shares in “street name.”

Proposal 3:  Approval of the Amendment to the 2008 Plan

Approval of the Amendment to the 2008 Plan requires (i) the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting, and (ii) the affirmative vote of a majority of the total votes cast (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) on Proposal 3 at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.

Proposal 4:  Non-Binding Advisory Approval of Executive Compensation

The affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) having voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to executive compensation. Although the results will not be binding on the Board’s Management Development and Compensation Committee (the “Compensation Committee”), the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 4. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 4 and, therefore, will have no effect on Proposal 4.

Proxies in the enclosed form that are properly executed, duly returned to the Company and not revoked, or proxies that are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. No proposal is currently expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting. If any other proposals are properly brought before the Annual Meeting for action, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the enclosed proxy card. It is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on any such matter. If, as a stockholder of record, you execute and duly return your proxy but do not specify how your shares are to be voted, the proxies will vote your shares FOR each of the nominees identified in Proposal 1 and FOR Proposals 2, 3 and 4.

Solicitation of Proxies

The solicitation of proxies will be conducted primarily by mail, and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock and Series A Preferred Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

Revocation of Proxies

The presence of a stockholder at the Annual Meeting will not, by itself, revoke such stockholder’s proxy. But a proxy may be revoked at any time before it is voted.

Stockholders of Record.  If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not, by itself, revoke that stockholder’s proxy; the stockholder must also vote at the Annual Meeting. Stockholders voting by telephone or via the Internet may also revoke their proxy (i) by attending the Annual Meeting and voting in person, (ii) by submitting the proxy in accordance with the instructions thereon, or (iii) by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). A stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

Beneficial Owners.    If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker and in accordance with its procedures. In order to attend the Annual Meeting and vote in person, you will need to obtain a proxy from your broker, the stockholder of record.

SECURITY OWNERSHIP BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 7, 2016, certain information concerning the beneficial ownership of Common Stock of (i) each person who is a director of the Company and each director nominee; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. In addition, the following table sets forth certain information as of the dates indicated concerning persons known by the Company to beneficially own more than five percent of the Common Stock. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Address of Beneficial Owner(1)	Footnote	Number of Shares Beneficially Owned(2)	Percent of Class(2)
Holders of 5% or more of our common stock (excluding Directors and Named Executive Officers)
Coliseum Capital Management, LLC One Station Place, 7th Floor South Stamford, CT 06902	(3)	18,665,024	21.7%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	(4)	12,849,302	18.7%
Ardsley Advisors Partners Philip J. Hempleman 262 Harbor Drive, 4th Floor Stamford, CT 06902	(5)	6,815,000	9.9%
Camber Capital Management LLC Stephen DuBois 101 Huntington Ave, Suite 2550 Boston, MA 02199	(6)	6,000,000	8.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	(7)	3,919,701	5.7%
Directors, Nominees and Named Executive Officers
Christopher S. Shackelton	(8)	18,665,024	21.7%
Richard M. Smith	(9)	1,690,000	2.4%
David Evans	(10)	386,206	*
Brian Stiver	(11)	269,167	*
Patricia Bogusz	(12)	223,333	*
Jeffrey M. Kreger	(13)	70,000	*
Karen Cain	(14)	50,000	*
Hai Tran	—	44,311	*
Myron Z. Holubiak	—	40,000	*
David W. Golding	—	30,000	*
Tricia H. Nguyen	—	20,000	*
R. Carter Pate	—	5,000	*
Michael G. Bronfein	—	—	—
Michael Goldstein	—	—	—
Thomas Pettit	—	—	—
All Directors and Executive Officers as a group (14 persons)	(15)	2,582,040	3.6%

*	Percentage is less than 1% of class.
(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 1600 Broadway, Suite 950, Denver, Colorado, 80202.

(2)	The inclusion in this table of any shares of Common Stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and generally includes voting or investment power over securities. Shares of Common Stock subject to options, warrants or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within sixty 60 days of April 7, 2016, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person.
(3)	Based on the Schedule 13D/A filed with the SEC on April 5, 2016 by (i) Coliseum Capital Management, LLC (“Coliseum”), which beneficially owns 18,665,024 shares for which it has shared voting and shared dispositive power; (ii) Coliseum Capital Partners, L.P. (“CCP”), which beneficially owns 11,709,653 shares for which it has shared voting and shared dispositive power; (iii) Coliseum Capital Partners II, L.P. (“CCP II”), which beneficially owns 2,650,904 shares for which it has shared voting and shared dispositive power; (iv) Coliseum Capital, LLC (“CC”), which beneficially owns 14,360,557 shares for which it has shared voting and shared dispositive power; (v) Adam Gray, as a manager of Coliseum and CC, beneficially owns 18,665,024 shares for which he has shared voting and shared dispositive power; and (vi) Christopher S. Shackelton, as Managing Partner of Coliseum and CC, beneficially owns 18,665,024 shares for which he has shared voting and shared dispositive power. Assumes full conversion of 625,000 shares of Series A Preferred Stock into shares of Common Stock plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock. See Proposal 1 for a discussion of the transaction that resulted in Coliseum beneficially owning the shares of Common Stock indicated.
(4)	Based on a Schedule 13D/A filed with the SEC on December 17, 2015 by (i) Gabelli Funds, LLC (“Gabelli Funds”), which beneficially owns 11,055,900 shares for which it has sole voting power and sole dispositive power; (ii) GAMCO Asset Management Inc., which beneficially owns 832,300 shares for which it has sole voting power over 788,300 shares and sole dispositive power over 832,300 shares; (iii) Teton Advisors, Inc., which beneficially owns 654,701 shares for which it has sole voting power and sole dispositive power; (iv) Gabelli Securities, Inc., which beneficially owns 302,201 shares for which it has sole voting power and sole dispositive power; (v) GAMCO Investors, Inc., which beneficially owns 4,200 shares for which it has sole voting power and sole dispositive power; (vi) GGCP, Inc.; and (vii) Mario J. Gabelli (collectively, the “GAMCO Reporting Persons”), who is deemed to have beneficial ownership of the shares owned beneficially by each of the other GAMCO Reporting Persons. Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, and at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations.
(5)	Based on a Schedule 13G/A filed with the SEC on February 16, 2016 by (i) Ardsley Partners Fund II, L.P., which beneficially owns 2,478,100 shares for which it has shared voting power and shared dispositive power; (ii) Ardsley Partners Institutional Fund, L.P., which beneficially owns 2,081,900 shares for which it has shared voting power and shared dispositive power; (iii) Ardsley Partners Advanced Healthcare Fund, L.P., which beneficially owns 2,195,000 shares for which it has shared voting power and shared dispositive power; (iv) Ardsley Healthcare Fund, L.P., which beneficially owns 60,000 shares for which it has shared voting power and shared dispositive power; (v) Ardsley Advisory Partners, which beneficially owns 6,815,000 shares for which it has shared voting power and shared dispositive power; (vi) Ardsley Partners I, which beneficially owns 6,755,000 shares for which it has shared voting power and shared dispositive power; and (vii) Philip J. Hempleman, who beneficially owns 6,815,000 shares for which he has shared voting power and shared dispositive power.
(6)	Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by Camber Capital Management LLC and Stephen DuBois reporting that they beneficially own 6,000,000 shares for which they have shared voting power and shared dispositive power.
(7)	Based on a Schedule 13G/A filed with the SEC on January 25, 2016 by BlackRock, Inc. reporting that it beneficially owns 3,919,701 shares, of which it has sole voting power for 3,796,166 shares and sole dispositive power for 3,919,701 shares.

(8)	Includes 18,665,024 shares of Common Stock issuable upon conversion of 625,000 shares of Series A Preferred Stock and the full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants owned by Coliseum. Mr. Shackelton, as the Managing Partner of Coliseum, is deemed to beneficially own all 18,665,024 shares of Common Stock, of which he has shared voting and shared dispositive power for such shares.
(9)	Includes 1,555,000 shares issuable upon exercise of options held by Mr. Smith.
(10)	Includes 381,667 shares issuable upon exercise of options held by Mr. Evans.
(11)	Includes 219,167 shares issuable upon exercise of options held by Mr. Stiver.
(12)	Includes 223,333 shares issuable upon exercise of options held by Ms. Bogusz.
(13)	Includes 50,000 shares issuable upon exercise of options held by Mr. Kreger.
(14)	Includes 50,000 shares issuable upon exercise of options held by Ms. Cain.
(15)	Includes 2,277,501 shares issuable upon exercise of options. The 18,665,024 shares of Common Stock beneficially owned by Mr. Shackelton are not included in this calculation. If the 18,665,024 shares of Common Stock beneficially owned by Mr. Shackelton were to be included in this calculation, the number of shares beneficially owned by the Directors and Officers as a group would equal 21,167,064, representing approximately 24% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the copies of such forms received by it, and written representations from certain of such persons, the Company believes that, during the fiscal year 2015, its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

Equity Compensation Plan Information

The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	6,635,597	$6.46	1,207,477
Equity compensation plans not approved by security holders	—	—	—
Total	6,635,597	$6.46	1,207,477

(1)	Columns (a) and (b) include outstanding awards under the 2008 Plan and the BioScrip/CHS 2006 Equity Incentive Plan, as Amended and Restated (the “CHS Plan”). Column (c) includes securities remaining available for future issuance under only the 2008 Plan. At the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), the stockholders approved amendments to the 2008 Plan; as a result, no further awards will be made under the CHS Plan.

The following table sets forth information relating to the number of stock options and shares of restricted stock granted by the Company in fiscal years 2015, 2014 and 2013:

Fiscal Year	Stock Options Granted (#)	Restricted Stock Granted (#)
2015	1,436,500	68,000
2014	1,906,000	100,000
2013	1,928,500	370,000

PROPOSAL 1 — ELECTION OF DIRECTORS

General

The Company’s bylaws provide that the Board consists of the number of directors as is designated from time to time by resolution of the Board. Directors hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal. Vacancies on the Board and newly created directorships will generally be filled by the vote of a majority of the directors then in office, and any directors so chosen hold office until the next annual meeting of stockholders. In voting for directors, each stockholder is entitled to cast one vote for each share of Common Stock owned (including holders of Series A Preferred Stock on an as-converted into Common Stock basis) for each nominee. Stockholders are not entitled to cumulative voting in the election of directors. If a quorum is present, the six nominees who receive the greatest number of votes will be elected to the Board. In the unanticipated event that one or more of the nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each nominee has agreed to serve on the Board if elected. We have no reason to believe that any nominee will be unable to serve.

Based on the recommendation of the Governance, Compliance and Nominating Committee and approval of the Board, the following six candidates have been nominated for election to the Board at the Annual Meeting: Michael G. Bronfein, David W. Golding, Michael Goldstein, Tricia H. Nguyen, R. Carter Pate and Richard M. Smith. All of the candidates currently serve as directors and were elected by stockholders at our 2015 Annual Meeting except for Mr. Bronfein, who was appointed by our Board on April 11, 2016. On March 8, 2016, the former Chairman of the Board, Myron Holubiak, notified the Company that he did not intend to stand for reelection at the Annual Meeting. In response, and as part of the Governance, Compliance and Nominating Committee’s ongoing review and evaluation of the Board, the Governance, Compliance and Nominating Committee evaluated several candidates including Mr. Bronfein, who was identified and recommended by a stockholder of the Company, and ultimately recommended Mr. Bronfein for appointment as a director.

As previously disclosed in the Company’s 2015 proxy statement, on February 6, 2015, the Company entered into an Investor Agreement (the “Investor Agreement”) with Cloud Gate Capital LLC and DSC Advisors, LLC, which together and with their respective affiliates beneficially owned approximately seven percent (7%) of the Company’s outstanding Common Stock as of the date of the Investor Agreement. Pursuant to the Investor Agreement, the Company agreed, among other things, to nominate Mr. Golding for election to the Board at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) and appoint Mr. Golding as a member of the Governance, Compliance and Nominating Committee of the Board if he were elected.

As also previously disclosed, on March 9, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CCP, CCP II and Blackwell Partners, LLC, Series A (collectively, the “Coliseum Investors”), each of which is an affiliate of Coliseum. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Coliseum Investors an aggregate of (a) 625,000 shares of Series A Preferred Stock, (b) 1,800,000 Class A warrants, and (c) 1,800,000 Class B warrants. The terms of the Series A Preferred Stock permit the holders of a majority of the Series A Preferred Stock to, without the consent of any other stockholders, elect one member of the Board (the “Series A Director”) for so long as shares of the Series A Preferred Stock represent, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company. The Company expects that Mr. Shackelton will again be elected as the Series A Director on or before the date of the Annual Meeting pursuant to a written consent of Coliseum, which holds a majority of the Series A Preferred Stock. Upon such election, pursuant to Section 228(e) of the General Corporation Law of the State of Delaware, notice of Mr. Shackelton’s election will be provided in accordance with Section 228(e) to the holders of the Series A Preferred Stock who did not consent in writing and were entitled to such notice.

Current Directors and Nominees for Director

Series A Director Designee

Christopher S. Shackelton, 36, has been a director since March 2015, when he was appointed pursuant to the Purchase Agreement that the Company entered into with the Coliseum Investors. Mr. Shackelton is a co-founder at Coliseum and has served as its Managing Partner since 2005. Since 2012, he has served as a director of Providence Service Corporation, a publicly traded healthcare and social services company, and he currently serves as Chairman of its board of directors. He has also served as a director and on the Audit Committee and Corporate Development Committee of LHC Group Inc., a publicly traded post-acute care healthcare services company, since 2012, and as a director of Advanced Emissions Solutions, Inc., a publicly traded provider of clean coal technology, since 2014. Mr. Shackelton previously served on the board of directors of Rural/Metro Corp. from 2008 to 2011 and Interstate Hotels & Resorts, Inc. from 2009 to 2010. He currently serves as a Trustee for New Haven Community Outreach and Connecticut Open at Yale. Earlier in his career, Mr. Shackelton served as an analyst for Morgan Stanley & Co. and Watershed Asset Management LLC. We believe Mr. Shackelton’s experience serving as a director for public companies and his financial and investment background are particularly relevant for his service on the Board.

Director Nominees

Richard M. Smith, 56, President and Chief Executive Officer, joined the Company as its President and Chief Operating Officer in January 2009 and was appointed a director of the Company in September 2009. On January 1, 2011, Mr. Smith became the Company’s Chief Executive Officer. Prior to joining the Company, from June 2006 to December 2008, Mr. Smith was Chief Executive Officer and a director of Byram Healthcare Centers, Inc., a provider of medical supplies and pharmacy items to long-term chronic patients. From May 2003 to May 2006, Mr. Smith was the President and Chief Operating Officer of Option Care, Inc., a home infusion and specialty pharmaceutical company. We believe his experience in the healthcare and home infusion industries and managerial background, together with his specific past experience as a Chief Executive Officer, are particularly relevant to Mr. Smith’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Smith provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Michael G. Bronfein, 60, has been a director since April 2016. Since 2014, Mr. Bronfein has served as an independent consultant to and investor in development stage companies within the healthcare industry. Throughout his career, Mr. Bronfein has founded or co-founded and grown a number of companies, with a focus on healthcare services, technologies, software and distribution. From 2010 to 2013, Mr. Bronfein served as Chairman and CEO of Remedi SeniorCare, which grew from a start up to the fifth-largest long term care pharmacy in the United States. Prior to joining Remedi, from 1999 to 2012, Mr. Bronfein was senior managing director of Sterling Partners, a private equity fund with a focus on education, healthcare services and technologies, and business services. Mr. Bronfein led Sterling’s healthcare investing and served as a director of several Sterling portfolio companies, including two companies that eventually completed initial public offerings. From 1991 to 1999, Mr. Bronfein was co-founder, Chairman and CEO of NeighborCare, which grew to the second-largest long term and managed care pharmacy in the United States. We believe Mr. Bronfein’s healthcare industry experience, combined with his finance and business operations background, are relevant to his service on the Board.

David W. Golding, 54, has been a director since May 2015. Since 2011, Mr. Golding has served as an independent consultant to national managed care organizations, specialty pharmacy providers, pharmacy benefit management businesses and other healthcare companies. Mr. Golding currently serves as a director of VirMedica, Inc., a healthcare technology solutions company; Dunn Meadow Pharmacy, a specialized pain management pharmacy; and Global Healthcare Integrators, an international medication therapy management provider. Mr. Golding also served as a director of Salveo Specialty Pharmacy, Inc., an independent specialty pharmacy company, from 2013 to 2015. From 1987 to 2011, Mr. Golding worked at CVS Caremark, beginning his service in various capacities in the home infusion segment and culminating as Executive Vice President of Specialty Pharmacy within the pharmacy benefit management and mail service pharmacy division of CVS Health Corporation. Mr. Golding received his bachelor’s degree in pharmacy from the University of Illinois in 1984 and began his career as a Pharmacist at Cook County Hospital and a Clinical Pharmacist at St Anthony’s Memorial Hospital. We believe Mr. Golding’s clinical training, healthcare industry experience within the home infusion and specialty pharmacy, hospital and retail sectors, and executive pharmacy business skills are relevant to his service on the Board.

Michael Goldstein, 74, has been a director since May 2015. Mr. Goldstein currently serves as a director and Chairman of the Audit Committees of Pacific Sunwear of California, Inc., a publicly traded retail clothing company, and Teladoc, Inc., a publicly traded provider of telehealth services. Since 2011, Mr. Goldstein has served as a global senior advisor of Jefferies & Company, Inc., an investment banking firm. From 2002 to 2012, he served as a director and Chairman of the Audit Committee of 4Kids Entertainment, Inc., an entertainment merchandise licensing company. From 2005 to 2012, Mr. Goldstein served as a director, Chairman of the Nominating and Governance Committee and as a member of the Audit Committee and the Mergers and Acquisitions Committee of Medco Health Solutions, Inc., a pharmacy benefits management company. Mr. Goldstein previously held senior management positions in the retail industry, serving as Chief Executive Officer of Toys “R” Us, Inc., a toy retailer (“TOYS”), from 1994 to 1998, and then as TOYS’ Acting Chief Executive Officer from 1999 to 2000. He also served as the Chief Financial Officer of TOYS and as Senior Executive Vice President of Operations and Finance of Lerner Stores Corporation, a chain department store retailer. Mr. Goldstein began his career as an accountant at Ernst & Young, where he served as an audit partner for six years. We believe that Mr. Goldstein’s extensive finance and business operations background, as well as his prior experience serving on the boards of directors of public companies, are relevant to his service on the Board.

Tricia Nguyen, 43, has been a director since January 2014. Dr. Nguyen has been the Executive Vice President of Texas Health Resources, a nonprofit hospital system, since October 2013. From August 2011 to September 2013, Dr. Nguyen was Chief Medical Officer of Banner Health Network, an accountable care organization with more than 2,500 physicians. From April 2011 to August 2011, she was a consultant for Swope Health Services, a system of federally qualified clinics in Kansas providing primary health care, dental and behavioral health services. From April 2010 to April 2011, Dr. Nguyen was Chief Medical Officer of Blue Cross Blue Shield of Kansas City, a non-profit health insurance company. From April 2008 to April 2010, Dr. Nguyen was the Senior Medical Director of Blue Cross Blue Shield of Florida, a non-profit health insurance company. From August 2005 to April 2008, Dr. Nguyen was Vice President and Market Medical Officer of Humana, Inc., a managed health care company that markets and administers health insurance. Dr. Nguyen is President of Texas Health Population Health, Education, Research and Innovation Center, which focuses on sharing best practices, disseminating information about innovative approaches, leading physician-directed population health initiatives and coordinating community-based well-being collaboration. We believe her experience in the healthcare industry and managerial background, particularly her past managerial experience with health insurance companies, together with her medical experience, are particularly relevant to Dr. Nguyen’s service on the Board.

R. Carter Pate, 61, has been a director since May 2015. Since 2014, Mr. Pate has served as an independent strategic advisor to MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. (“MV”). He previously served as Chief Executive Officer of MV from 2011 to 2014. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP (“PwC”). From 2009 to 2011, he was the Global and U.S. Managing Partner of PwC’s Capital Projects and Infrastructure practice, and from 2005 to 2009, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Advisory Services. He served as PwC’s US Leader Restructuring Services from 1998 to 2000, and as a Restructuring Partner from 1996 to 1998. Mr. Pate previously founded his own management consulting firm, served as a director and Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a television and radio retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc., and as Director of Finance at William Hudson Chemical Trading. We believe Mr. Pate’s business and financial background, as well as his experience as a senior executive and manager, are relevant to his service on the Board.

There is no family relationship among the Series A Director Designee, any other Director Nominees, any current director or any executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE SIX DIRECTOR NOMINEES NAMED ABOVE

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board is asking that stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. While the Company’s bylaws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether to retain KPMG LLP as the Company’s independent registered public accounting firm, but may determine to do so nonetheless. Even if the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014. Ernst & Young LLP had served as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2013 and 2012, respectively. On September 2, 2014, Ernst & Young LLP resigned as the Company’s independent registered public accounting firm. The reports of Ernst & Young LLP on our consolidated financial statements as of and for the years ended December 31, 2013 and 2012, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the two fiscal years ended December 31, 2013 and 2012, respectively, and during each of the fiscal quarters ended March 31, June 30 and September 30, 2014, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter thereof in connection with its reports on the financial statements of the Company for such years and periods. In addition, during the fiscal year ended December 31, 2013, as well as during each of the fiscal quarters ended March 31, June 30 and September 30, 2014, there were two “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in the Company’s internal control over financial reporting, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”). As disclosed in Item 9A of the 2013 Annual Report, the Company’s management concluded that as of December 31, 2013, the Company’s internal control over financial reporting was not effective because of the existence of material weaknesses relating to: (i) the establishment of accounts receivable related reserves and the timely recognition of bad debt expense; and (ii) certain clerical errors and documentation omissions in the contingent consideration calculations which were provided to our auditors. The material weakness relating to the contingent consideration calculations has been remediated as of the first quarter of 2014 and the material weakness relating to accounts receivable related reserves has been remediated as of the third quarter of 2015.

We provided Ernst & Young LLP with a copy of the above disclosure and requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Ernst & Young LLP’s letter, dated September 8, 2014, is attached as Exhibit 16.1 to the Company’s Form 8-K filed on September 2, 2014.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

Effective September 8, 2014, the Audit Committee approved the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. During the fiscal year ended December 31, 2013, and during each of the fiscal quarters ended March 31, June 30 and September 30, 2014, neither the Company nor any person on behalf of the Company has consulted KPMG LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Public Accounting Fees and Services

The following table shows the aggregate fees billed to the Company by Ernst & Young LLP and KPMG LLP for services rendered during the years ended December 31, 2014 and 2015:

	Years Ended December 31,
	2014				2015
Description of Fees	E&Y	KPMG	2014 Total		KPMG
Audit Fees	$518,181	$7,127,753	$7,645,934		$6,100,000
Audit Related Fees	—	—	—		—
Tax Fees	—	—	—		—
All Other Fees	—	—	—		—
Total Fees	$518,181	$7,127,753	$7,645,934	(1)	$6,100,000 (1)

(1)	Total Audit Fees in 2014 and 2015 were significantly higher than historical total Audit Fees for years prior to 2014, which was primarily attributable to one-time extraordinary events such as: (i) increased costs associated with additional fees billed by KPMG LLP following their appointment at the end of the third quarter of 2014, which required additional first year foundational audit work as well as an expedited transition by KPMG LLP to enable a timely filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and (ii) increased costs due to additional audit procedures performed as a result of certain material weaknesses in the Company’s internal control over financial reporting, all of which were remediated as disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2016 (the “2015 Annual Report”).

Audit Fees

Audit fees consist of the aggregate fees billed by Ernst & Young LLP and KPMG LLP for professional services rendered for the audit of the Company’s financial statements as of and for the year ended December 31, 2014 and the fees billed by KPMG for professional services rendered for the audit of the Company’s financial statements as of and for the year ended December 31, 2015, the audit of the Company’s internal control over financial reporting as of December 31, 2014 and 2015, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for 2014 and 2015.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The Company did not have any such fees from Ernst & Young LLP or KPMG LLP during the fiscal years ended December 31, 2014 and 2015, respectively.

Tax Fees

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP and KPMG LLP for permitted advisory services.

Pre-Approval of Audit and Non-Audit Services

In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by its independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the SEC. Accordingly, the Audit Committee pre-approved all services provided and fees charged by KPMG LLP during the year ended December 31, 2015 and has concluded that the provision of these services is compatible with KPMG’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE BIOSCRIP, INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE SUBJECT TO AWARDS GRANTED TO DIRECTORS

Proposed Amendment

On April 25, 2016, the Board approved, subject to stockholder approval at the Annual Meeting, an amendment to the BioScrip, Inc. Amended and Restated 2008 Equity Incentive Plan (as previously defined, the “2008 Plan”). The amendment proposes to increase the number of shares of Common Stock in the aggregate that may be subject to Awards granted to directors by 700,000 shares, from 800,000 to 1,500,000. The proposed amendment does not change the total number of shares of Common Stock authorized for issuance under the 2008 Plan, which number will remain at 9,355,000 shares if Proposal 3 is approved at the Annual Meeting. As of April 7, 2016 there were options to purchase 5,641,247 shares of Common Stock outstanding under the 2008 Plan at exercise prices ranging from $1.42 to $16.63 per share and 33,332 shares of Common Stock issued and unvested under the 2008 Plan pursuant to restricted stock grants. As of April 7, 2016, there were 1,664,061 shares remaining available for grant under the 2008 Plan, but only 40,355 available for grant to directors.

Background

In April 2008, the Company’s stockholders approved and adopted the 2008 Plan. At that time 3,580,000 shares of Common Stock were reserved for issuance thereunder and the aggregate number of shares subject to Awards granted to directors was 500,000. In June 2010, the Company’s stockholders approved an amendment to the 2008 Plan to increase the number of authorized shares of Common Stock available for issuance thereunder by 3,275,000 shares, from 3,580,000 shares to 6,855,000 shares. In May 2013, the Company’s stockholders approved an amendment to the 2008 Plan to increase, by 300,000 shares (from 500,000 to 800,000), the aggregate number of shares within the 2008 Plan that could be granted to directors.

At the 2014 Annual Meeting, the Company’s stockholders approved an amendment to the 2008 Plan to, among other things, increase the number of authorized shares of Common Stock available for issuance by 2,500,000 shares to 9,355,000 shares.

The primary purpose of the 2008 Plan is to (i) attract and retain key employees and directors, (ii) provide additional incentives to key employees and directors to increase the value of the Company’s Common Stock; and (iii) provide key employees and directors with a stake in the future of the Company aligning management with the Company’s stockholders. The Board relies upon the 2008 Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees and directors. The Compensation Committee and Board believe that equity is a significant component of total compensation for employees and an important component of director compensation. Currently, there are not sufficient shares available to award stock based grants to the Board, as has previously been the Company’s practice. Each non-employee director typically receives a restricted stock grant as part of the compensation for their annual service as a director. In 2015, due to the insufficient number of shares available under the 2008 Plan to be awarded to the Board, the Company instead awarded each director 10,000 shares of phantom stock, a market-based cash award that entitles the holder to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date (“Phantom Stock”). The Compensation Committee and Board believe that granting stock or other Awards, rather than Phantom Stock, more closely aligns the directors with the Company’s stockholders. Accordingly, the Board believes it is in the Company’s best interests to amend the 2008 Plan to increase the number of shares of Common Stock in the aggregate that may be subject to Awards granted to directors by 700,000 shares, from 800,000 to 1,500,000.

The following discussion summarizes the material terms of the 2008 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Administration

The 2008 Plan is administered by the Compensation Committee, or such other committee appointed by the Board, which shall consist of at least two or more members of the Board. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director”

under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the 2008 Plan, to (1) a committee of one or more directors of the Company any of the authority of the Compensation Committee under the 2008 Plan, including the right to grant, cancel or suspend awards made under the 2008 Plan and (2) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant awards under the 2008 Plan to key employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Compensation Committee pursuant to the 2008 Plan to cancel or suspend awards under the 2008 Plan to key employees who are not directors or executive officers of the Company.

All grants under the 2008 Plan will be evidenced by a certificate (an “Award Agreement”) that will incorporate such terms and conditions as the Compensation Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The 2008 Plan provides that key employees and directors may be issued awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Stock Units”), stock grants (“Stock Grants”) and, solely to key employees, performance units (“Performance Units”). A key employee is any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. While all employees are highly valued, for purposes of the Plan, the Company estimates that there are currently approximately 50 key employees. No key employee in any calendar year may be granted an Option to purchase more than 500,000 shares of Common Stock, SARs with respect to more than 500,000 shares of Common Stock, and Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Common Stock.

Shares Reserved for Issuance Under the 2008 Plan

Subject to adjustment as described under “Adjustment for Change in Capitalization” and “Mergers” below, there are 9,355,000 shares of Common Stock authorized for issuance under the 2008 Plan, all of which may be subject to ISOs (as defined herein), less one share of Common Stock for every one share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 under the Company’s 2001 Incentive Stock Plan (the “2001 Plan”) and 1.53 shares of Common Stock for every one share of Common Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the 2001 Plan. Any shares issued under the 2008 Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise. Currently, no more than 800,000 shares of Common Stock in the aggregate may be subject to Awards granted to directors. If the stockholders approve Proposal 3 at the Annual Meeting, the aggregate number of shares of Common Stock that may be subject to Awards granted to directors will be 1,500,000. Any shares of Common Stock that are issued subject to Awards of Options or SARs will be counted against this limit as one share of Common Stock for every one share of Common Stock granted. Any shares of Common Stock that are issued subject to Awards other than Options or SARs will be counted against this limit as 1.53 shares of Common Stock for every one share of Common Stock granted.

If any shares of Common Stock subject to an Award, or after December 31, 2007 an award under the 2001 Plan, are forfeited or expire or any Award, or after December 31, 2007 an award under the 2001 Plan, is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the 2001 Plan become, to the extent of the forfeiture, expiration or cash settlement, available for issuance under the 2008 Plan as described in the next paragraph. The following shares of Common Stock are not to be added to the shares of Common Stock authorized for grant as described above: (1) shares of Common Stock tendered by a key employee or director or withheld by the Company in payment of the purchase price of an Option, (2) shares of Common Stock tendered by a key employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award under the 2001 Plan, and (3) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

Any shares of Common Stock that again become available for grant pursuant to the 2008 Plan are added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Options or SARs granted under the 2008 Plan or options or stock appreciation rights granted under the 2001 Plan, and as 1.53 shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Awards other than Options or SARs granted under the 2008 Plan or awards other than options or stock appreciation rights granted under the 2001 Plan.

Shares of Common Stock under Awards made in substitution or exchange for awards granted by a company acquired by the Company or any affiliate or subsidiary, or with which the Company or any affiliate or subsidiary combines, do not reduce the shares of Common Stock authorized for grant under the 2008 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or subsidiary or with which the Company or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2008 Plan and will not reduce the shares of Common Stock authorized for grant under the 2008 Plan. But Awards using any such shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company, an affiliate or a subsidiary prior to such acquisition or combination.

Options

The Compensation Committee acting in its absolute discretion has the right to grant Options to key employees and directors to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2008 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Compensation Committee, the option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock or in any combination thereof. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of Common Stock, (2) with the consent of the Compensation Committee, by withholding Common Stock otherwise issuable in connection with the exercise of the Option, and (3) through any other method specified in an Award Agreement.

The terms and conditions of each Option granted under the 2008 Plan will be determined by the Compensation Committee, but no Option will be granted with an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

No Option granted to an employee of the Company or any subsidiary of the Company may be exercisable before the expiration of one year from the Option grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to key employees and directors under the 2008 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option will be set forth in the related option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock as determined by the Compensation Committee) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the option certificate or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2008 Plan. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the SAR Value will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded. In no event may a SAR granted to an employee of the Company or a subsidiary of the Company be exercisable before the expiration of one year from the SAR grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No SAR may be exercisable more than 10 years from the grant date.

Restricted Stock Units

The Compensation Committee acting in its absolute discretion shall have the right to grant Restricted Stock Units to key employees and directors and may prescribe that vesting of any or all of the Restricted Stock Units shall be subject to the achievement of one or more performance objectives. The value of each Restricted Stock Unit corresponds to the fair market value of a share of Common Stock. The terms and conditions will be set forth in the related restricted unit certificate. Grants of Restricted Stock Units subject solely to continued service with the Company or a subsidiary will not become fully vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors. These minimum vesting requirements, however, do not apply to grants of less than 10% of the initial number of shares available for grants of Restricted Stock Units under the 2008 Plan. Restricted Stock Units subject to the achievement of performance objectives will not become vested less than one year from the date of grant. There will be no adjustment to Restricted Stock Units for dividends paid by the Company, except for adjustments made by the Compensation Committee as described under “Adjustment for Change in Capitalization” below.

Unless a key employee or director has made a deferral election in accordance with the 2008 Plan, upon vesting of a Restricted Stock Unit, the key employee or director will receive payment from the Company in shares of Common Stock issued under the 2008 Plan equal to the number of vested Restricted Stock Units and the Restricted Stock Units will then be automatically cancelled. The Compensation Committee in its absolute discretion may permit a key employee or director to elect to defer the receipt of the delivery of shares of Common Stock that would otherwise be due upon the vesting of Restricted Stock Units provided that such an election is made in accordance with Section 409A of the Code.

Stock Grants

A Stock Grant may be made by the Compensation Committee to key employees and directors under the 2008 Plan. The terms and conditions for a Stock Grant made will be set forth in the related stock grant certificate and will be determined by the Compensation Committee acting in its sole discretion. The Compensation Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Compensation Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals to all or any portion of the shares subject to the Stock Grant, including goals based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in those criteria. Upon the satisfaction of any applicable forfeiture conditions and performance goals, the shares underlying the Stock Grant will be transferred to the key employee or director. Stock Grants subject solely to continued service with the Company or a subsidiary will not become fully vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors. These minimum vesting requirements, however, do not apply to grants not in excess of 10% of the initial number of shares available for Stock Grants under the 2008 Plan. Stock Grants subject to the achievement of performance conditions will not become vested less than one year from the date of grant. Unless otherwise provided in the Award Agreement, cash dividends paid on the Common Stock will be distributed to the holder of a Stock Grant, and any stock dividends on the Common Stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.

Performance Units

Performance Units may be granted to key employees under the 2008 Plan. The terms and conditions for the Performance Units, including the performance goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Compensation Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Compensation Committee shall specify corporate, division and/or individual performance goals which the key employee must satisfy in order to receive payment for such Performance Unit. If the performance goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment. In no event shall a key employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

Performance Goals

Performance goals for an award of Performance Units or a Stock Grant that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the performance goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2008 Plan, as have been re-approved by the stockholders, including net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings; economic value-added models or equivalent metrics; enterprise value metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Non-Transferability

No Award will be transferable by a key employee or director other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Compensation Committee’s consent) be exercisable during a key employee’s or director’s lifetime only by the key employee or director, except that the Compensation Committee may provide in an Award Agreement that a key employee or director may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Amendments to the 2008 Plan

The 2008 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the 2008 Plan described below under “Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on that date. The Board may suspend granting Awards or may terminate the 2008 Plan at any time. The Board may not unilaterally modify, amend or cancel any Award previously granted without the consent of the holder of such Award, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.

Adjustment for Change in Capitalization

The number, kind, or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, the number, kind or class of shares of Common Stock subject to Options, Restricted Stock Units, Stock Grants or SARs granted under the 2008 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company (including stock dividends or stock splits).

Mergers

The Compensation Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, and the number, kind or class of shares of Common Stock subject to Option, Restricted Stock Unit and SAR grants and Stock Grants previously made under the 2008 Plan and the related exercise price of the Options and the SAR Values and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) Option, Restricted Stock Unit and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right, restricted stock unit and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Change in Control

Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the 2008 Plan) in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, SAR, or Stock Grant, if a key employee’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following the Change in Control: (1) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Option, Restricted Stock Unit, SAR, or Stock Grant: (1) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for will lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control: (1) Options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of Common Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (2) all Performance Units will be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Units will be immediately settled or distributed.

Termination of Certain Awards.  The Compensation Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and SAR outstanding will terminate within a specified number of days after notice to the key employee or director, and/or that each key employee or director will receive, with respect to each share of Common Stock subject to an Option or SAR, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the Change in Control over the Option Price or the SAR Value, as applicable, payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to Awards under the 2008 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.  In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.  A key employee or director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or director generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee or director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.  A key employee or director will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A key employee or director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2008 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee or director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee or director receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units.   A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Restricted Stock Unit. If the terms of a Restricted Stock Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Restricted Stock Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Restricted Stock Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Stock Grants.  A key employee or director generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.

Performance Units.  A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. If the terms of a Performance Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. But if the terms of a Performance Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Performance Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Code Section 162(m).  Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to certain senior executives of a public company unless the compensation meets one of the exceptions to this limitation. One exception is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more performance goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those performance goals. The 2008 Plan has been designed so that the Compensation Committee can make grants which can satisfy the requirements for these exceptions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF THE AMENDMENT TO THE 2008 PLAN

PROPOSAL 4 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is again providing its stockholders an advisory vote on the compensation of our named executive officers, also known as a “say-on-pay” proposal. At the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the Company’s stockholders voted in favor of holding future non-binding advisory votes every year, and the Board subsequently adopted this as its official position. Accordingly, this Proposal 4 is being submitted to you to obtain the non-binding advisory vote of the stockholders in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 14A of the Exchange Act and the SEC’s rules. After the Annual Meeting, the Company expects that the next stockholder advisory vote on the Company’s executive compensation program will occur at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).

This proposal will give stockholders the opportunity to endorse the Company’s executive compensation programs and policies and the resulting compensation for the named executive officers, as described in this Proxy Statement in the Executive Compensation section, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure. Because the vote on this Proposal 4 is advisory, the results will not be binding on the Compensation Committee, and the results will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Compensation Committee believes the following design features are key to the program’s success and promotion of stockholders’ interests:

•	Paying for performance: Other than base salaries, all other components of compensation are variable and dependent on achievement of business and/or financial performance;
•	Encouraging long-term decision-making: Stock options vest over three years and may normally be exercised over ten years;
•	Rewarding achievement of the Company’s business and financial performance: Amounts available for annual incentive awards are based on Company performance compared to its business plan; individual awards take account of business unit and individual executive performance relative to their goals; and
•	Avoiding incentives that might cause executives to take excessive risk: The Company makes discretionary rather than formulaic awards and uses Adjusted EBITDA as a key performance indicator; potential incentive compensation is capped.

At the same time, the Company’s executive compensation programs exclude practices that would be contrary to the Company’s compensation philosophy and contrary to stockholders’ interests. For example, the Company’s executive compensation program:

•	does not provide executives with guaranteed bonuses;
•	does not provide contractual change-in-control cash severance pay beyond two times annual compensation, composed of based salary and bonus; and
•	prohibits the buying or selling of puts, calls, straddles, collars or other similar risk reduction devices, including publicly traded options, designed to hedge or offset any decrease in the market value of the Company’s securities.

The Compensation Committee and the Board believes that the Company’s compensation programs and policies, and the compensation of the named executive officers, as described above and in the Executive Compensation section of this Proxy Statement, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. The compensation of the named executive officers reflects the Compensation Committee’s independent evaluation of those officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY
APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS FOLLOWS:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange
Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board has determined that, except for Mr. Smith, each of its current directors, each of its directors who served in 2015, and Mr. Bronfein, a new nominee, is independent within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Rules (the “NASDAQ Rules”).

Board Leadership

After careful consideration, in January 2011, the Board determined that the best leadership structure for the Company was to bifurcate the leadership roles of Chairman and Chief Executive Officer. The Board believes this structure is optimal for the Company because it permits the Chairman to provide independent leadership to Company oversight, strategic planning and board management, while permitting the Chief Executive Officer to focus more on the Company’s business, day-to-day planning, operations and execution. The Board believes that the separation of the two roles continues to provide the best balance of these important responsibilities. The Board also believes, however, that retaining the flexibility to unify the two roles is beneficial to the Company. Accordingly, the Board intends to continue to exercise its discretion in combining or separating these positions as it deems appropriate depending on the particular circumstances and needs of the Company at any time.

The Board believes that the independent directors provide effective oversight of the Company’s management. Moreover, in addition to the oversight and feedback provided by the independent directors during the course of the Board meetings, the independent directors have regular executive sessions at both the Board and Committee levels.

On March 8, 2016, Mr. Holubiak announced that he did not intend to stand for reelection at the Annual Meeting. As a result of the Board’s ongoing review and evaluation of its composition, recommendations from its shareholders and interviews with a number of candidates, the Board determined that it would nominate Mr. Bronfein for director.

The Company expects that Mr. Shackelton will be elected to the Board as the Series A Director designee on or before the date of the Annual Meeting pursuant to a written consent of Coliseum, which holds a majority of the Series A Preferred Stock. If the stockholders approve each of the nominees for director identified in Proposal 1, the size of the Board will be seven members.

Board Role in Risk Oversight

The Board has risk management oversight responsibility for the Company and administers this responsibility both directly and with assistance from its committees. The Board and its committees regularly review material financial, compensation, compliance and operational risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management the Company’s major financial and other operational risk exposures and the steps management has taken to monitor, and where appropriate mitigate, risks associated with those exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. For example, our Senior Vice President and General Counsel reports to the Audit Committee with respect to compliance with our risk management policies. The Audit Committee also oversees the Company’s independent registered public accounting firm, performs a central oversight role with respect to financial risks and, together with the Governance, Compliance and Nominating Committee, addresses compliance risks and reports on its findings at each regularly scheduled meeting of the Board. The Compensation Committee considers risks that may arise as a result of or otherwise in connection with the design of the Company’s compensation programs for our executives. The Governance, Compliance and Nominating Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each committee regularly reports to the Board.

Board Diversity

The Governance, Compliance and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. The Board does not have a formal diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership.

Board and Committee Self Assessments

The Governance, Compliance and Nominating Committee oversees a periodic evaluation process whereby each director evaluates the Board as a whole and each member of a standing committee of the Board evaluates the committees on which he or she serves. The Board and each committee discuss the results which are used, if necessary, to develop action plans.

Board Meetings; Annual Meeting Attendance

The Board held a total of 32 meetings during 2015. Each director attended at least 75% of the Board meetings and the meetings of the committees of the Board on which the director served that were held during his or her period of service in 2015. The Company expects each member of the Board to attend its annual meeting of stockholders, either telephonically or in person, absent a valid reason. All of the directors attended the 2015 Annual Meeting.

Executive Sessions

Independent, non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not employees of the Company. The Company’s non-management directors consist of all of its current directors other than Mr. Smith. An executive session of the Board’s non-management directors is generally held in conjunction with each regularly scheduled Board meeting. In addition, regular executive sessions of non-management directors are held generally at the conclusion of each audit committee meeting and certain other committee meetings. Additional executive sessions may be called at the request of the Board or the non-management directors.

Board Committees

The Company’s standing committees are the Audit Committee; Governance, Compliance and Nominating Committee; and Compensation Committee. As first announced on August 10, 2015, the Company has been engaged in a review of a range of strategic alternatives to enhance shareholder value. Because of the close involvement by all members of the Board in that strategic review, the Board determined that a Corporate Strategy Committee was no longer necessary. Each committee is composed solely of independent directors. Membership in each committee is as follows:

Audit Committee	Governance, Compliance and Nominating Committee	Management Development and Compensation Committee
Michael Goldstein	David W. Golding	David W. Golding*
Myron Z. Holubiak#	Michael Goldstein*	Myron Z. Holubiak#
Christopher S. Shackelton	Myron Z. Holubiak#	Christopher S. Shackelton
R. Carter PateΩ*	Tricia H. Nguyen	R. Carter Pate
Michael G. Bronfein+		Michael G. Bronfein+

Ω	Designates Audit Committee Financial Expert.
*	Designates committee chairperson.
#	Not standing for re-election and will retire from the Board as of the Annual Meeting.
+	Anticipated appointment.

The Company has adopted a written charter for each of the committees. Stockholders may access the amended charter for the Audit Committee as well as the charters for the Governance, Compliance and Nominating Committee and the Compensation Committee on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” (the contents of the website are not incorporated into this Proxy Statement).

Audit Committee

Each member of the Audit Committee satisfies the independence requirements of Rule 5605(c)(2) of the NASDAQ Rules and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that Mr. Pate is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-K.

The Audit Committee is responsible, among its other duties, for (i) overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; (ii) appointing, retaining and compensating the Company’s independent registered public accounting firm; (iii) pre-approving all audit and non-audit services by the Company’s independent registered public accounting firm; (iv) reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; (v) reviewing the internal audit function; (vi) reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and (vii) reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC. During 2015, the Audit Committee held 8 meetings.

Governance, Compliance and Nominating Committee

Each member of the Governance, Compliance and Nominating Committee is “independent” as set forth in Rule 5605(a)(2) of the NASDAQ Rules. The Governance, Compliance and Nominating Committee’s functions include recommending to the Board the number and names of proposed nominees for election to the Board at the Company’s annual meeting of stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board; and reviewing on an annual basis committee and Board performance and recommending, as necessary, changes to the Board. From time to time, the Governance, Compliance and Nominating Committee engages an executive search firm to assist it in identifying individuals qualified to be Board members. Except as may be required by rules promulgated by the NASDAQ Global Market or the SEC, the Governance, Compliance and Nominating Committee currently believes that there are no specific minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In evaluating the suitability of potential nominees for election as members of the Board, the Governance, Compliance and Nominating Committee will take into consideration the current composition of the Board, including expertise, diversity and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Governance, Compliance and Nominating Committee will evaluate those and other factors, and does not have requirements for any particular weighting or priority of these factors. While the Governance, Compliance and Nominating Committee has not established specific minimum qualifications for director candidates, the Governance, Compliance and Nominating Committee believes that candidates and nominees must reflect a Board that is predominantly independent and is composed of directors who (i) are of high integrity; (ii) have qualifications that will increase the overall effectiveness of the Board, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations; and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Governance, Compliance and Nominating Committee considers recommendations for nominations from any reasonable and credible source, including officers, directors and stockholders of the Company who comply with the procedures set forth in the Company’s bylaws. See the section below titled “Stockholder Proposals.” The Governance, Compliance and Nominating Committee evaluates all reasonable and credible stockholder recommended candidates on the same basis as any other candidate. The Governance, Compliance and Nominating Committee also reviews the Company’s corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board and management of the Company. The Governance, Compliance and Nominating Committee held 7 meetings during 2015.

Management Development and Compensation Committee

The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company as well as material compensation arrangements for senior executives. From time to time, the Compensation Committee utilizes compensation consultants to assist the Compensation Committee. Each member of the Compensation Committee is “independent” as set forth in Rule 5605(a)(2) of the NASDAQ Rules. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other executive officers; and oversees the 2008 Plan, the 2001 Plan and the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”). Upon stockholder approval of the 2008 Plan, no further grants are available to be made under the 2001 Plan. But if any shares of Common Stock subject to an award under the 2001 Plan are forfeited or expire, the shares of Common Stock subject to such award will, to the extent of the expiration or forfeiture, again be available for issuance under the 2008 Plan, subject to certain limitations as described in the 2008 Plan. The Compensation Committee also administers the CHS Plan, which was assumed and adopted by the Company in connection with its acquisition of CHS in March 2010. In connection with the assumption and adoption of the CHS Plan, certain options issued under the CHS Plan held by the five most senior executives of CHS were converted into the right to purchase 716,086 shares of Common Stock and all other options issued under the CHS Plan were either cashed out or cancelled at the closing of the acquisition of CHS. The Company granted options to purchase 240,000 shares under the CHS Plan in early 2014 and at the 2014 Annual Meeting, the stockholders approved amendments to the 2008 Plan; as a result, no further awards will be made under the CHS Plan.

The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for senior management and other significant positions within the Company. The Compensation Committee also oversees management succession planning. The Compensation Committee has authority to obtain advice and seek assistance from internal and external accounting and other consultants and advisers, to directly supervise their work and to determine the extent of funding necessary for the payment of any such consultant or advisor retained to advise it. During 2015, the Compensation Committee held 11 meetings.

Code of Ethics

The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Business Conduct and Ethics”) that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” (the contents of the website are not incorporated into this Proxy Statement). If any waivers of the Code of Business Conduct and Ethics are granted to the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or if any material amendment is made to the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment or waiver on the Company’s website under the heading “Investors — Corporate Governance” and subheading “Governance Documents.” In addition, the Board has adopted a general code of ethics that is applicable to all of the Company’s employees and directors.

The Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act of 2002. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy, as well as a copy of the Company’s general code of ethics, was distributed as part of the Company’s Legal and Ethical Compliance Manual to all employees and evidence of employee acknowledgements of receipt and understanding of the foregoing are on file in the Compliance Department. A summary of the Company’s whistleblower procedures is available on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” and subheading “Governance Documents” (the contents of the website are not incorporated into this Proxy Statement).

Stockholder Communications with the Board of Directors

The Board provides a process for stockholders and other interested parties to send communications to the Board or any of the directors. Interested parties may communicate with the Board or any of the directors by sending a written communication to BioScrip, Inc., c/o Corporate Secretary at 1600 Broadway, Suite 950, Denver, Colorado 80202. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors to whom such communication is addressed.

Review, Approval or Ratification of Transactions with Related Persons

In accordance with the terms of the Company’s Audit Committee Charter, the Audit Committee is required to review and approve all related person transactions on an ongoing basis. A related person transaction, as defined in Item 404(a) of Regulation S-K, is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees or 5% stockholders (or their immediate family members) has a direct or indirect material interest.

In connection with the Purchase Agreement, the Company appointed Christopher Shackelton to the Board on March 9, 2015. Mr. Shackelton is the Managing Partner of Coliseum, which, upon the completion of the transactions set forth in the Purchase Agreement, beneficially owned (a) 625,000 shares of Series A Preferred Stock, (b) 1,800,000 Class A warrants, and (c) 1,800,000 Class B warrants. The Company realized a total of $62.5 million in gross proceeds from the transactions set forth in the Purchase Agreement. The Class A warrants and the Class B warrants may be exercised to acquire shares of Common Stock. Pursuant to an addendum, dated as of March 23, 2015, to the Warrant Agreement, dated as of March 9, 2015, with the Coliseum Investors, the Coliseum Investors paid the Company $0.5 million in the aggregate, and the per share exercise price of the Class A warrants and Class B warrants was set at $5.17 and $6.45, respectively, reduced from $5.295 to $5.17 and from $6.595 to $6.45, respectively.

During 2015, there were no related person transactions in conflict with the Company’s policies with respect to related party transactions.

Compensation of Directors

Following is the schedule of directors’ fees for 2015:

Position on the Board and Committees	Fee
Non-management director retainer fee	$50,000 annually
Additional retainer fee for Chairman of the Board	$50,000 annually
Fee for each Board committee on which a non-management director serves (other than the Chairman of the Board)	$5,000 annually
Additional fee for serving as Chair of the Audit Committee	$15,000 annually
Additional fee for serving as Chair of the Governance, Compliance and Nominating Committee or the Compensation Committee	$10,000 annually
Fee for service on a special committee of the Board	On a case by case basis, as determined by the Board

All of the above fees are paid quarterly. In addition to the cash compensation detailed above, each director typically receives an annual restricted stock award of shares of Common Stock, the number of which is determined by the Compensation Committee. In 2015, directors received 10,000 shares of Phantom Stock, a market-based cash award that entitles the holder to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date. The shares of Phantom Stock vest on the business day immediately preceding the date of the Annual Meeting, provided the holder continues to serve as a director of the Company as of that date. All Board members are also reimbursed for expenses incurred in connection with attending Board and annual meetings.

The table below sets forth all compensation earned by the Company’s non-employee directors in 2015.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Charlotte Collins(4)	85,000	—	85,000
Samuel Frieder(4)(5)	30,000	—	30,000
David W. Golding(6)	52,817	11,029	63,846
Michael Goldstein(7)	54,067	11,029	65,096
David Hubers(4)	35,000	—	35,000
Myron Z. Holubiak	100,000	11,029	111,029
Yon Jordan(4)	88,750	—	88,750
Tricia Ngyuen	62,083	11,029	73,112
R. Carter Pate(8)	62,500	11,029	73,529
Christopher S. Shackelton(9)	60,000	11,029	65,929
Stuart A. Samuels(4)	85,000	—	85,000
Gordon H. Woodward(4)(5)	30,000	—	30,000

(1)	The fees shown include the annual retainer fee paid to each non-employee director, committee member and chairman based upon the above schedule of fees for 2015.
(2)	The value of the Phantom Stock was determined in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”) and represents aggregate grant date fair value. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2015 included in the 2015 Annual Report.
(3)	On May 20, 2015, each non-employee director received a grant of 10,000 shares of Phantom Stock, a market-based cash award that entitles the holder to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date, in compensation for their annual service as a director. These Phantom Stock awards vest on May 31, 2016, the business day immediately preceding the date of the Annual Meeting. The following Phantom Stock awards were outstanding at fiscal year-end:

Name	Unvested Phantom Stock Awards Outstanding at Fiscal Year End
David W. Golding	10,000
Michael Goldstein	10,000
Myron Z. Holubiak	10,000
Tricia H. Nguyen	10,000
R. Carter Pate	10,000
Christopher S. Shackelton	10,000
(4)	Mr. Woodward, Mr. Frieder and Mr. Hubers each resigned as of the 2015 Annual Meeting. In addition, Mr. Samuels, Ms. Collins and Ms. Jorden each resigned in May 2015 subsequent to the 2015 Annual Meeting. Each resigning director’s cash compensation consisted of a pro-rated amount of their regular quarterly payments and fees for consulting services for six months following their resignation from the Board.
(5)	Fees due to Messrs. Frieder and Woodward were paid directly to Kohlberg & Co., LLC by the Company. Kohlberg & Co., LLC received $60,000 for board services as part of the services provided under the Stockholders’ Agreement.
(6)	Mr. Golding was elected to the Board at the 2015 Annual Meeting and was appointed as the Chair of the Compensation Committee by the Board on May 11, 2015. Accordingly, Mr. Golding’s director compensation was pro-rated based on the number of days in 2015 that he served as a director and as the Chair of the Compensation Committee.

(7)	Mr. Goldstein was elected to the Board at the 2015 Annual Meeting and was appointed as the Chair of the Governance, Compliance and Nominating Committee by the Board on May 11, 2015. Accordingly, Mr. Goldstein’s director compensation was pro-rated based on the number of days in 2015 that he served as a director and as the Chair of the Governance, Compliance and Nominating Committee.
(8)	Mr. Pate was elected to the Board at the 2015 Annual Meeting and was appointed as the Chair of the Audit Committee by the Board on May 11, 2015. Accordingly, Mr. Pate’s director compensation was pro-rated based on the number of days in 2015 that he served as a director and as the Chair of the Audit Committee.
(9)	Fees due to Mr. Shackelton were paid directly to CCP pursuant to a resolution of the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee operates pursuant to a written charter that is reviewed annually by the Audit Committee. As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP, the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB in Rule 3200T, and as modified or supplemented. In addition, the Audit Committee has received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee:

R. Carter Pate, Chairman
Michael Goldstein
Christopher S. Shackelton
Myron Z. Holubiak

* * * * *

EXECUTIVE OFFICERS

The following sets forth certain information with respect to each person currently serving as an executive officer of the Company who is not also a director of the Company. Except as set forth below, none of the corporations or organizations identified below is a parent, subsidiary or other affiliate of the Company.

Jeffrey M. Kreger, 48, Senior Vice President, Chief Financial Officer and Treasurer.  Mr. Kreger joined the Company in April 2015. Prior to joining the Company, Mr. Kreger served as the Executive Vice President, Chief Financial Officer and Treasurer of LHC Group, Inc. (“LHC”), a NASDAQ-listed post-acute care healthcare services company, from January 2014 to January 2015, where he managed all accounting, reporting, finance and treasury functions for the company. Mr. Kreger also served as LHC’s Senior Vice President of Finance from January 2015 to April 2015, a position he also held from February 2013 to December 2013. From December 2006 to January 2013, Mr. Kreger worked as senior vice president and corporate controller for Sun Healthcare Group Inc. in Irvine, Calif. He previously held financial leadership positions with Consolidated Graphics Inc., Philip Services Corp. and American Habilitation Inc., all of Houston, as well as Sava Senior Care of Atlanta. He also worked as a financial auditor with Ernst & Young, LLP. Mr. Kreger is a graduate of the University of Texas at Austin, where he received a bachelor’s degree in business administration with a concentration in accounting. He earned a master’s degree in business administration from the University of Houston. Mr. Kreger is a certified public accountant licensed in the state of Texas.

Chris Luthin, 51, Senior Vice President and Chief Operating Officer.  Mr. Luthin joined the Company in June 2015 as Senior Vice President of Field Finance and was appointed Chief Operating Officer in August 2015. He brings more than 25 years of healthcare experience to the Company, including extensive infusion and pharmacy operating expertise, having started his career in the Caremark Infusion Division. From May 2012 to November 2014, Mr. Luthin served as Chief Financial Officer and Executive Vice President of Millennium Pharmacy Systems, a long term care pharmacy distribution company with operations in 5 states, and previously served in a number of operational and financial roles of progressive responsibility during his 22 years at CVS Caremark Rx (“CVS”). In his last position with CVS, Mr. Luthin was Executive Vice President of Operations, responsible for nation-wide operations of their prescription benefit management company. Mr. Luthin holds a Masters of Management degree from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science degree in Accounting from Northern Illinois University.

C. Britt Jeffcoat, 43, Vice President, Controller & Chief Accounting Officer.  Mr. Jeffcoat joined the Company in May 2015. From October 2013 to May 2015, Mr. Jeffcoat served as Assistant Corporate Controller of JP Energy Partners LP, a NYSE-listed owner, operator, developer and acquirer of a portfolio of midstream energy assets in the United States. From April 2007 to October 2013, Mr. Jeffcoat served as Vice President and Assistant Corporate Controller of Sun Healthcare Group, Inc., a post-acute healthcare services company. Mr. Jeffcoat holds a bachelor’s degree in business administration from the University of Missouri and a master’s degree in accountancy from the University of Missouri. Mr. Jeffcoat is a certified public accountant.

David Evans, 51, Senior Vice President, Strategic Operations.  Mr. Evans joined the Company in February 2009. Mr. Evans was Chief Financial Officer and Secretary of Byram Healthcare Centers, Inc., a provider of medical supplies and pharmacy items to long-term chronic patients, from August 2006 to July 2008. From June 2003 to August 2006, Mr. Evans was the Corporate Vice President, Strategic Operations of Option Care, Inc., a home infusion and specialty pharmaceutical company.

Betty Jang, 47, Senior Vice President and Chief Compliance Officer.  Ms. Jang joined the Company in October 2015. She is a lawyer with over 22 years of practice and has experience representing Fortune 500 companies on compliance, operational, and legal regulatory matters both as in-house counsel and as outside counsel. Ms. Jang began her practice as litigator in both the public and private sectors and served as an arbitrator. From 2012 to 2015, Ms. Jang served as a legal and compliance consultant, advising both individuals and pharmacy and infusion companies on fraud, waste and abuse, Medicare Part D, healthcare regulatory laws and HIPAA privacy matters. From 2009 to 2012, Ms. Jang was legal counsel at CVS Caremark. Ms. Jang holds a juris doctor from Chicago-Kent College of Law and a Bachelor of Arts from University of Illinois at Urbana.

Brian Stiver, 52, Senior Vice President, Sales & Marketing.  Mr. Stiver joined the Company in March 2009 as Vice President of Sales and was appointed Senior Vice President of Sales in July 2012 and Senior Vice President Sales & Marketing in January 2015. Mr. Stiver was Vice President Specialty Pharmacy at Walgreen Co. from November 2007 to March 2009, and was Vice President of Business Development for OptionCare from January 2003 through October 2007, prior to the acquisition of OptionCare by Walgreens.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company as well as material compensation arrangements for senior executives. Each member of the Compensation Committee is “independent” as set forth in Rule 5605(a)(2) of the NASDAQ Rules. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior executives; and oversees the 2008 Plan, the 2001 Plan, the Directors Plan and the CHS Plan. Although there are still outstanding and unvested awards from the 2001 Plan, the Directors Plan and the CHS Plan, new awards may only be granted from the 2008 Plan. The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for executive officers and other significant positions within the Company.

The Compensation Committee, from time to time, utilizes compensation consultants to assist the Committee with:

•	compensation benchmarking;
•	incentive plan design and grant levels;
•	current and anticipated trends in executive compensation; and
•	compliance with executive compensation regulations.

Objectives of the Company’s Compensation Program

The Compensation Committee adheres to the following three principles in discharging its responsibilities:

•	Overall compensation programs should be structured to ensure our ability to attract, retain, motivate and reward those individuals who are best suited to achieve the desired performance results, both long-term and short-term, while taking into account the roles, duties and responsibilities of individuals and their respective departments.
•	There should be a strong link between executive officer compensation and the Company’s short-term and long-term financial performance.
•	Annual bonuses and long-term incentive compensation for senior management and key employees should be “at risk,” or based upon the satisfactory achievement of pre-established financial or other performance related goals and objectives.

In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry to assure that our programs are market competitive. The Compensation Committee reviews and periodically adjusts the peer group it uses in making compensation decisions.

In 2012, with the assistance of Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation Committee reviewed the composition of the Company’s peer group, particularly in light of the Company’s sale of its traditional and specialty pharmacy mail operations and community retail pharmacy stores. Based on FW Cook’s review and the Company’s size, business, revenue and market capitalization, in December 2012, the Board approved a peer group of the following companies:

Air Methods Corporation	Chemed Corporation	Healthways, Inc.
Almost Family, Inc.	Exam Works Group, Inc.	LHC Group, Inc.
Amedisys, Inc.	Gentiva Health Services, Inc.(3)	National Healthcare Corporation
Bio-Reference Laboratories, Inc.(1)	Hanger, Inc.	PharMerica Corporation
Catalyst Health Solutions, Inc.(2)	Invacare Corporation	Skilled Healthcare Group, Inc.

(1)	Bio-Reference Laboratories, Inc. was acquired by OPKO Health, Inc. in August 2015.
(2)	Catalyst Health Solutions, Inc. merged with SXC Health Solutions to form Catamaran Corp., which was acquired by UnitedHealth Group Inc. in July 2015.
(3)	Gentiva Health Services, Inc. was acquired by Kindred Healthcare Inc. in February 2015.

Management’s Role in Compensation Practices

While the Compensation Committee does not delegate to management its authority to determine executive compensation, it considers recommendations from the Chief Executive Officer in making compensation decisions for executive officers, other than himself. In making compensation recommendations to the Compensation Committee, the Chief Executive Officer generally considers individual, business unit, division and Company performance and comparable compensation for a similar position at other competitive companies. Compensation levels and targets, as well as performance targets and compensation ranges, are then proposed by management to the Compensation Committee, which reviews the proposals, discusses them with management and from time to time the Compensation Committee’s outside consultant, and considers the benchmark data. The Compensation Committee makes final decisions on compensation. The Chairman of the Compensation Committee advises the Chief Executive Officer of the Compensation Committee’s decisions and the Chief Executive Officer, in turn, informs other members of senior management of the decisions, as appropriate.

Stockholders’ Role in Compensation Practices

The Compensation Committee considers stockholder input when setting compensation for executive officers. At the 2015 Annual Meeting, 81.7% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation policies. The Board and the Compensation Committee reviewed these results and determined that, although the Company received reduced support in 2015 as compared to 2014, no major re-examination of our executive compensation policies was necessary at this time based on the vote results. The Compensation Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the executive officers. Based on the results of the advisory vote on the frequency of advisory votes on executive compensation, which was held at our 2011 Annual Meeting, we intend to solicit input from our stockholders on our executive compensation at each annual meeting of stockholders.

Elements of the Executive Compensation Program

With the above principles and benchmarking data as a guide, the Compensation Committee embraces a “pay-for-performance” philosophy and has adopted compensation programs that it believes are competitive with compensation paid to executives in similar businesses with persons holding similar positions and having similar duties and responsibilities. The compensation program for executive officers consists of:

•	base salary,
•	annual cash incentive compensation, and
•	long-term incentive compensation.

Base Salary.  Base salary is the only fixed component of the executive compensation program and is the only element of executive compensation not directly based on Company performance. The Compensation Committee reviews base salaries for executives other than the Chief Executive Officer from time to time and approves salary levels after assessing a number of factors, including our performance, the executive’s performance, the executive’s scope of responsibilities, competitive compensation levels coupled with internal equity considerations and our ability to pay. The minimum base salary of the Chief Executive Officer is fixed by the terms of his employment agreement, although may be increased at the discretion of the Compensation Committee.

Base salaries allow us to provide a competitive level of compensation in order to attract and retain superior employees. On an overall basis, base salary is generally targeted at the 50th percentile of the competitive market (as discussed above) for the Chief Executive Officer and his direct reports, subject to individual circumstances and the need to obtain or retain appropriate talent. The average base salary increase in 2015 for the Company’s named executive officers was 2.25%, although only one named executive officer received a base salary increase. On March 23, 2015, the Compensation Committee increased Brian Stiver’s annual base salary from $275,000 to $300,000. None of the other named executive officers received a base salary increase.

Performance-Based Annual Cash Incentive Compensation.  We do not guarantee annual bonuses to our executives or to employees at any level. A broad group of approximately 224 management employees, including the named executive officers, are eligible to participate in a performance-based annual cash incentive plan. The cash incentive plan is designed to motivate employees to continuously improve our business performance and to promote a results-oriented business culture by rewarding an executive officer’s individual performance as well as the overall Company performance for a given year. Annual cash incentive compensation is generally targeted at the median of the companies included within its selected peer group. Executive officers have an opportunity to receive annual incentive compensation under the cash incentive plan if individual, corporate and departmental or business unit goals and objectives established annually by the Compensation Committee are achieved for a given year.

Employees eligible to participate in Company-wide cash incentive awards, including those for executives, are recommended to the Compensation Committee for approval based on an assessment by the Chief Executive Officer. If previously identified financial performance thresholds or other objective corporate goals and objectives are achieved, then an incentive award is paid to individuals for that year. Because we did not meet our financial precondition to entitlement for any cash incentive being paid in 2015, no incentive awards were earned by the named executive officers for 2015. Below are the bonus targets and performance goals that were set for 2015.

•	Richard M. Smith. The annual cash bonus for the Chief Executive Officer was targeted at 100% of base salary. Achievement of the bonus amount was tied to the Company’s achievement of Adjusted EBITDA of approximately $62.1 million and certain total cash collections targets.
•	Jeffrey M. Kreger. The annual cash bonus for the Chief Financial Officer was targeted at 80% of base salary. Achievement of the bonus amount was tied to the Company’s achievement of Adjusted EBITDA of approximately $62.1 million and certain total cash collections targets.

•	Karen Cain. The annual cash bonus for the Senior Vice President, Post-Acute Strategy Officer was targeted at 40% of base salary. Achievement of the bonus amount was tied to the Company’s achievement of Adjusted EBITDA of approximately $62.1 million and certain total cash collections targets.
•	David Evans. The annual cash bonus for the Senior Vice President, Strategic Operations & Reimbursement was targeted at 40% of base salary. Achievement of the bonus amount was tied to the Company’s achievement of Adjusted EBITDA of approximately $62.1 million and certain total cash collections targets.
•	Brian Stiver. The annual cash bonus for the Senior Vice President, Sales & Marketing was targeted at 40% of base salary. Achievement of the bonus amount was tied to the Company’s achievement of Adjusted EBITDA of approximately $62.1 million and certain total cash collections targets.

Long-Term Incentive Compensation.   We have provided long-term incentives to our executive officers through the 2008 Plan, and, prior to the 2014 Annual Meeting, through the CHS Plan. The 2008 Plan permits, and the CHS Plan used to permit, the grant of various equity-based awards, including stock options, stock appreciation rights, restricted stock units, restricted stock grants and performance units. The 2008 Plan does not allow the grant of “reload” options or the repricing of stock options. Long-term incentive compensation is generally targeted at the median of the companies included within the Company’s selected peer group.

The purpose of the 2008 Plan is to promote the interests of the Company by granting equity awards to key employees in order to (i) attract and retain key employees, (ii) provide an additional incentive to each key employee to work to increase the value of Common Stock, and (iii) provide each key employee with a stake in the future of the Company that corresponds to the stake of each of our stockholders. Historically stock options were the primary form of long-term incentive granted as the Compensation Committee believed that stock options were the strongest tie to stock price performance and that stock options most closely aligned the interests of the executives with our stockholders. The Compensation Committee made this decision based on a number of factors, including the following: (i) the large number of outstanding stock options previously granted to management and other employees had exercise prices that were originally at market price on the grant date and subsequently exceeded the market price of our stock; (ii) the limited number of shares of stock remaining available for grant under the 2008 Plan; and (iii) the terms of the 2008 Plan, which provide that any grant of stock, other than options or stock appreciation rights, are counted against the pool of stock reserved for issuance under the 2008 Plan as 1.53 shares of stock for every one share of stock granted. In addition, grants of stock options have allowed the Company to reach more employees while maintaining a lower than average burn rate.

The Company recognizes that equity compensation awards dilute stockholder equity and must be used judiciously. The Company’s equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible toward and mindful of the stockholders’ interests. The Company’s average burn rate (total shares used for long term incentive compensation each year divided by the weighted average outstanding shares for each year) for the last three years was 3.03%, which is well below the industry benchmark of 5.14% set by certain proxy advisory firms. The burn rate for fiscal year 2015 was 2.24%. The Company believes that our employees’ and other plan participants’ holdings of these options is positive for our stockholders as it represents a long-term interest of our employees and other plan participants in the value of our Common Stock.

Long-term incentive compensation is generally granted on an annual basis. In addition, awards may be made to new employees upon their joining the Company, and to employees who are promoted or are rewarded for a special achievement during the year. In 2015, long-term incentive compensation was granted to certain executives during the third quarter. Generally, executives receive only one grant per cycle or year.

On September 23, 2015, the Compensation Committee approved, as part of the annual grant of stock options to key employees, the grant of stock options to three of the named executive officers. The number of stock options granted was as follows: (i) 25,000 to Mr. Evans, (ii) 25,000 to Mr. Stiver, and (iii) 25,000 to Ms. Cain. Mr. Kreger was granted 150,000 stock options on April 27, 2015 upon joining the Company and 100,000 stock options on August 9, 2015. Each stock option granted had a strike price of the fair market value on the date of, or immediately preceding, the grant. The options vest in equal amounts, with one third of the shares vesting on the first, second and third anniversaries of the date of the grant. The stock option agreements evidencing the grants each have a ten-year term.

Deductibility of Compensation

In establishing pay levels for our executive officers, the Compensation Committee considers the impact of Section 162(m) of the Code on the amount of compensation deductible by the Company. Under current tax law, Section 162(m) imposes a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to its chief executive officer and its next three most highly compensated executives, excluding the chief financial officer. This limitation does not apply to pay that qualifies as “performance-based compensation.” In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established, objective goals under a stockholder approved plan with no discretion permitted in determining award payouts.

While our annual cash incentive compensation program does not qualify as “performance-based compensation” under Section 162(m) because it provides discretion to the Compensation Committee to adjust awards up or down, the Compensation Committee generally seeks to structure long-term incentive compensation for the executive officers so as to qualify for full tax deductibility under Section 162(m). Although we have made some restricted stock grants to employees that vest over time, our outstanding restricted stock grants held by our executive officers are based on our achievement of pre-established performance goals. Any future grants to executive officers are expected to include vesting based on our achievement of pre-established performance goals. In addition, stock options granted under the 2008 Plan are exempt from the deduction limit of 162(m). The Compensation Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the executive officers when appropriate. But the Committee reserves the right to make awards outside of these plans or to provide compensation that does not qualify for full tax deductibility under Section 162(m) when deemed appropriate.

Retirement

We maintain a qualified 401(k) plan in which all eligible employees (including the named executive officers) may participate.

Perquisites

The Company did not provide perquisites to any of the named executive officers in 2015.

Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Management Development and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the 2015 Annual Report.

Submitted by the Management Development and
Compensation Committee:

David W. Golding, Chairman
Myron Z. Holubiak
Christopher S. Shackelton
R. Carter Pate

Compensation Committee Interlocks and Insider Participation

David W. Golding, Myron Z. Holubiak, Christopher S. Shackelton and R. Carter Pate, who currently compose the Compensation Committee, are each independent, non-employee directors of the Company. No executive officer (current or former) of the Company served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Board or (iv) were directly or indirectly the beneficiary of any related party transaction required to be disclosed under the applicable regulations under the Exchange Act, during the year ended December 31, 2015.

Summary Compensation Table

The table below summarizes the total compensation for each of the Company’s named executive officers in 2015, 2014 and 2013 for the years in which they served as named executive officers.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Richard M. Smith President & Chief Executive Officer	2015	650,000	—	—	102,709	752,709
	2014	647,115	—	675,690	113,979	1,436,784
	2013	703,365	—	1,484,640	140,115	2,328,120
Jeffrey Kreger(3) Chief Financial Officer & Treasurer	2015	265,865	—	653,600	145,652	1,065,117

David Evans Senior Vice President Strategic Operations & Reimbursement	2015	325,000	—	55,278	—	380,278
	2014	325,000	—	450,460	10,568	786,028
	2013	325,000	—	556,740	10,270	892,010
Brian Stiver Senior Vice President, Sales & Marketing	2015	300,000	—	55,278	—	355,278
	2014	275,000	—	450,460	4,594	730,054
	2013	275,000	594,335	—	4,680	874,015
Karen Cain(4) Former Senior Vice President, Post-Acute Strategy Officer	2015	325,000	—	55,278	—	380,278
	2014	275,000	—	346,973	2,696	624,669
Hai Tran(5) Former Chief Financial Officer & Treasurer	2015	115,385	—	—	9,832	125,217
	2014	398,077	—	563,075	55,719	1,016,871
	2013	436,538	1,188,670	—	45,750	1,670,958
Patricia Bogusz(6) Former Vice President, Finance & Principal Accounting Officer	2015	124,808	—	—	595,932	720,740
	2014	275,000	—	194,616	3,940	473,556
	2013	265,543	—	463,405	4,680	733,628
Thomas Pettit(7) Former Senior Vice President, Chief Operating Officer	2015	368,712	—	—	435,000	803,701
	2014	170,788	—	926,370	154	1,097,312

(1)	Values reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2015 included in the 2015 Annual Report.
(2)	Details regarding the amount shown can be found in the “All Other Compensation” table below and the footnotes thereto.
(3)	Mr. Kreger joined the Company in April 2015, and was not a named executive officer in 2014 or 2013. Mr. Kreger’s base salary for 2015 was $395,000, of which he received a pro-rated amount for the portion of the year that he was with the Company.
(4)	Ms. Cain joined the Company in February 2014, and was not a named executive officer in 2013. Ms. Cain’s base salary for 2014 was $325,000, of which she received a pro-rated amount for the portion of the year that she was with the Company. Ms. Cain resigned as the Company’s Senior Vice President, Post-Acute Strategy Officer as of March 23, 2016.
(5)	On January 30, 2015, Mr. Tran resigned as Chief Financial Officer and Treasurer effective March 27,

2015. As a result of his resignation, Mr. Tran did not receive any severance compensation and the Company cancelled his unexercised options to purchase up to 191,667 shares of Common Stock and his 33,333 unvested stock awards.
(6)	On May 27, 2015, Ms. Bogusz left the Company’s employment as Vice President, Finance and Principal Accounting Officer.
(7)	Mr. Pettit joined the Company in July 2014, and was not a named executive officer in 2013. Mr. Pettit served as the Company’s Senior Vice President and Chief Operating Officer until August 7, 2015 and left the Company’s employment on November 5, 2015.

All Other Compensation

The table below and related footnote disclosure describe each component of compensation included under the column heading “All Other Compensation” in the Summary Compensation Table above.

Name	Year	Insurance Premiums ($)	Legal/ Reimbursements ($)		Severance ($)		Total ($)
Richard M. Smith	2015	—	102,709	(1)	—		102,709
	2014	9,010	104,969	(1)	—		113,979
	2013	10,270	129,845	(1)(2)	—		140,115
Jeffrey M. Kreger	2015	—	145,652	(1)(3)	—		145,652
David Evans	2015	—	—		—		—
	2014	10,568	—		—		10,568
	2013	10,270	—		—		10,270
Brian Stiver	2015	—	—		—		—
	2014	4,594	—		—		4,594
	2013	4,680	—		—		4,680
Karen Cain	2015	—	—		—		—
	2014	2,696	—		—		2,696
Hai Tran	2015	—	9,832	(1)	—		9,832
	2014	9,410	46,309	(1)	—		55,719
	2013	9,847	35,903	(1)	—		45,750
Patricia Bogusz	2015	—	—		595,932	(4)	595,932
	2014	3,940	—		—		3,940
	2013	4,680	—		—		4,680
Thomas Pettit	2015	—	—		435,000	(5)	435,000
	2014	154	—		—		154

(1)	Represents reimbursements of commuting fees.
(2)	Includes legal fees of approximately $20,000 paid on behalf of Mr. Smith in connection with the negotiation of his employment agreement executed in November 2013.
(3)	Includes $32,917 paid to Mr. Kreger for reimbursements of relocation expenses as provided in his Engagement Letter (as defined and further discussed below).
(4)	In connection with her separation, Ms. Bogusz is entitled to receive $550,000 of cash severance (the “Cash Severance Payment”), an executive search payment of $37,147 and a $1,000 payment to reimburse Ms. Bogusz for legal fees. Ms. Bogusz was also entitled to one year of health and welfare benefits in an amount of $7,785, or the cash equivalent. A portion of the Cash Severance Payment was conditional upon Ms. Bogusz complying with certain restrictive covenants through March 15, 2016, as provided in her Separation and Release Agreement.
(5)	In connection with his separation, Mr. Pettit received $415,000 of cash severance and a $20,000 payment for outplacement counseling, executive coaching and/or other transition costs.

Grants of Plan Based Awards

In 2015, the Compensation Committee approved the grant of the following awards to the named executive officers.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of option awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
			Target ($)	Maximum ($)	Target (#)
Richard M. Smith	2-23-2015		650,000	650,000	—	—	—	—
Jeffrey M. Kreger	4-27-2015		210,667	210,667	—	—	—	—
	4-27-2015	(4)	—	—	—	150,000	5.17	432,540
	8-9-2015	(4)	—	—	—	100,000	2.68	221,060
David Evans	2-23-2015		130,000	130,000	—	—	—	—
	9-23-2015	(4)	—	—	—	25,000	2.67	55,278
Brian Stiver	2-23-2015		120,000	120,000	—	—	—	—
	9-23-2015	(4)	—	—	—	25,000	2.67	55,278
Karen Cain	2-23-2015		130,000	130,000	—	—	—	—
	9-23-2015	(4)	—	—	—	25,000	2.67	55,278
Hai Tran	—		—	—	—	—	—	—
Patricia Bogusz	2-23-2015		82,500	82,500	—	—	—	—
Thomas Pettit	2-23-2015		332,000	332,000	—	—	—	—

(1)	These columns represent the estimated amounts of annual cash incentive awards granted under the Company’s performance-based annual cash incentive plan. In February 2016, the Compensation Committee determined that zero cash incentive awards with respect to the fiscal year ended December 31, 2015 were earned by the named executive officers because the Company did not meet the financial preconditions to entitlement for payment of the cash incentive awards.
(2)	Options are granted with an exercise price equal to the closing price per share of Common Stock on the date of grant.
(3)	Represents the total fair value, estimated as per ASC 718.
(4)	Represents stock options granted under the 2008 Plan. Vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the holdings of stock options and SARs by the named executive officers as of December 31, 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard M. Smith	105,000	—		—	2.27	2-Jan-19		—	—	—	—
	250,000	—		—	9.09	27-Apr-20		—	—	—	—
	125,000	—		—	6.65	16-Jun-20		—	—	—	—
	200,000	—		—	5.70	31-Dec-20		—	—	—	—
	150,000	—		—	4.42	26-Apr-21		—	—	—	—
	425,000	—		—	6.62	8-Mar-22		—	—	—	—
	133,333	66,667	(1)	—	12.71	28-Mar-23		—	—	—	—
	50,000	100,000	(2)	—	7.71	29-May-24		—	—	—	—
Jeffrey M. Kreger	—	150,000	(3)	—	5.17	27-Apr-25		—	—	—	—
	—	100,000	(4)	—	2.68	9-Aug-25		—	—	—	—
David Evans	40,000	—		—	1.71	20-Feb-19		—	—	—	—
	50,000	—		—	6.65	16-Jun-20		—	—	—	—
	50,000	—		—	4.42	26-Apr-21		—	—	—	—
	100,000	—		—	6.62	8-Mar-22		—	—	—	—
	50,000	25,000	(1)	—	12.71	28-Mar-23		—	—	—	—
	33,334	66,666	(2)	—	7.71	29-May-24		—	—	—	—
	—	25,000	(6)	—	2.67	23-Sept-25		—	—	—	—
Brian Stiver	40,000	—		—	2.73	28-Apr-19		—	—	—	—
	7,500	—		—	6.65	16-Jun-20		—	—	—	—
	25,000	—		—	4.42	26-Apr-21		—	—	—	—
	80,000	—		—	6.62	8-Mar-22		—	—	—	—
	33,334	66,663	(2)	—	7.71	29-May-24		—	—	—	—
	—	25,000	(6)	—	2.67	23-Sept-25		—	—	—	—
Karen Cain	25,000	50,000	(5)	—	8.19	12-Feb-24	(10)	—	—	—	—
	—	25,000	(6)	—	2.67	23-Sept-25		—	—	—	—
Hai Tran(7)	—	—		—	—	—		—	—	—	—
Patricia Bogusz(8)	10,000	—		—	6.46	26-May-16		—	—	—	—
	20,000	—		—	4.24	26-May-16		—	—	—	—
	50,000	—		—	4.42	26-May-16		—	—	—	—
	100,000	—		—	6.62	26-May-16		—	—	—	—
	43,333	—		—	12.71	26-May-16		—	—	—	—
Thomas Pettit(9)	66,667	—		—	7.33	1-Feb-16		—	—	—	—
	6,667	—		—	5.99	1-Feb-16		—	—	—	—

(1)	Vesting schedule is as follows: one-third vested on March 28, 2014, one-third vested on March 28, 2015 and one-third vested on March 28, 2016.
(2)	Vesting schedule is as follows: one-third vested May 29, 2015, one-third will vest May 29, 2016 and one-third will vest May 29, 2017.

(3)	Vesting schedule is as follows: one-third will vest April 27, 2016, one-third will vest April 27, 2017 and one-third will vest April 27, 2018.
(4)	Vesting schedule is as follows: one-third will vest August 9, 2016, one-third will vest August 9, 2017 and one-third will vest August 9, 2018.
(5)	Vesting schedule is as follows: one-third vested February 12, 2015, one-third vested February 12, 2016 and one-third will vest February 12, 2017.
(6)	Vesting schedule is as follows: one-third will vest September 23, 2016, one-third will vest September 23, 2017 and one-third will vest September 23, 2018.
(7)	On January 30, 2015, Mr. Tran resigned as Chief Financial Officer and Treasurer effective March 27, 2015. As a result of his resignation, the Company cancelled his unexercised options to purchase up to 191,667 shares of Common Stock and his 33,333 unvested stock awards.
(8)	On May 27, 2015, Ms. Bogusz left the Company’s employment as Vice President, Finance and Principal Accounting Officer. Upon her departure, all of Ms. Bogusz’s unvested options were cancelled.
(9)	Mr. Pettit served as the Company’s Senior Vice President and Chief Operating Officer until August 7, 2015 and left the Company’s employment on November 5, 2015. Upon his departure, all of Mr. Pettit’s unvested options were cancelled. Mr. Pettit did not exercise any of his vested options before they expired on February 1, 2016.
(10)	Upon Ms. Cain’s departure on March 23, 2016, Ms. Cain’s unvested options were cancelled and the expiration date of her vested options was accelerated to June 21, 2016.

Option Exercises and Stock Vested

During the year ended December 31, 2015, no option awards were exercised by the named executive officers and no stock awards vested for any of the named executive officers.

Employment and Severance Agreements

Richard M. Smith — Employment Agreement

On December 23, 2010, the Company and Mr. Smith entered into a new employment agreement which replaced his prior severance agreement with the Company (the “2010 Employment Agreement”). The terms of the 2010 Employment Agreement provided for the employment of Mr. Smith as the Chief Executive Officer at an initial base annual salary of $650,000, which could be increased (but not decreased) at the discretion of the Board. Under the 2010 Employment Agreement, Mr. Smith was eligible to participate in the Company’s then applicable short-term bonus or other cash incentive program at a target bonus level of 100% of the then annual base salary and contingent on attainment of performance goals to be reasonably established in good faith by the Compensation Committee no later than 90 days after the commencement of each calendar year.

On December 31, 2010, pursuant to the 2010 Employment Agreement, Mr. Smith was granted a cash denominated SAR, which is outside of the 2008 Plan, with respect to 200,000 shares of Common Stock at a grant price equal to $5.70. Such SAR vested in three equal annual installments pursuant to the terms of the 2010 Employment Agreement and Mr. Smith may exercise this SAR, in whole or in part, and receive in cash the amount, if any, by which the closing stock price on the exercise date exceeds the grant price. Upon the exercise of any SARs, as soon as practicable under the applicable federal and state securities laws, Mr. Smith will be required to use the net after-tax proceeds of such exercise to purchase shares of Common Stock from the Company at the closing stock price of the Common Stock on that date and hold such shares of Common Stock for a period of not less than one year from the date of purchase, except that he will not be required to purchase any shares of Common Stock if he exercises such SAR on or after a Change of Control of the Company. Mr. Smith’s right to exercise such SAR will expire on the earliest of (1) the tenth anniversary of the grant date, (2) the date that he forfeits his right to exercise such SAR as a result of termination of his employment, as more fully described below, or (3) the date that such SAR is exercised in full.

On November 25, 2013, the Company and Mr. Smith entered into an amended and restated employment agreement (the “2013 Employment Agreement”), effective as of December 1, 2013, regarding Mr. Smith’s employment with the Company. The terms of the 2013 Employment Agreement provide for the employment of Mr. Smith as the Company’s President and Chief Executive Officer at an initial base annual salary of $650,000, which may be increased (but not decreased) at the discretion of the Board. Mr. Smith is eligible to participate in the Company’s then applicable short-term bonus or other cash incentive program at a target bonus level of 100% of the then annual base salary and contingent on attainment of performance goals to be reasonably established in good faith by the Compensation Committee no later than 90 days after the commencement of each calendar year. Mr. Smith is also entitled to vacation of up to 25 business days per calendar year, available in accordance with the Company’s policies for its senior executives. The Company agreed to reimburse Mr. Smith for up to $20,000 for legal fees incurred in connection with review and negotiation of the 2013 Employment Agreement.

Mr. Smith is subject to a non-compete covenant, which provides that during the term of his employment and for two years following his termination, Mr. Smith may not, directly or indirectly, own, manage, operate, control or participate in any business that is competitive with the Company’s business or any material component of the Company’s business within the United States. Similarly, during the term of employment and for two years following the date of his termination, Mr. Smith may not, directly or indirectly, solicit or otherwise interfere with the Company’s relationship with any present or former employee, contractor or customer of the Company. Mr. Smith is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.

Unless renewed or extended, Mr. Smith’s employment will terminate upon expiration of the 2013 Employment Agreement. The 2013 Employment Agreement is for a three year term unless earlier terminated by the Company or Mr. Smith as provided in the 2013 Employment Agreement. If Mr. Smith’s employment is terminated due to his death, (i) his estate or beneficiaries are entitled to receive his salary, bonus and other benefits earned and accrued prior to the date of his death; (ii) a pro-rata portion of Mr. Smith’s annual bonus for the then current calendar year will be paid based on actual achievement of performance criteria for that year; and (iii) all unvested stock options and SARs outstanding immediately prior to his death may be exercised by his estate for a period equal to the earlier of one year from and after the date of his death and the original expiration date of each option and SAR (unless a longer period is set forth in the underlying grant agreements). If the Company terminates Mr. Smith’s employment due to his disability or without Cause (defined below) or if Mr. Smith terminates his employment with Good Reason (defined below) or if the Company fails to renew the 2013 Employment Agreement prior to its expiration, (i) he will be entitled to receive his salary, bonus and other benefits earned and accrued prior to the date of his disability; (ii) a pro-rata portion of Mr. Smith’s annual bonus for the then current calendar year will be paid based on actual achievement of performance criteria for that year; (iii) all unvested stock options and SARs outstanding immediately prior to his termination date will vest in full and, together with all options and SARs outstanding immediately prior to his termination date, may be exercised by him for a period equal to the earlier of one year from and after his termination date and the original expiration date of each option and SAR (unless a longer period is set forth in the underlying grant agreements); (iv) he will be entitled to receive for a period of two years following termination, his annual salary at the time of termination of his employment (less, in the case of termination due to disability, the gross proceeds paid to him on account of Social Security or other similar benefits and Company provided short-term and long-term disability plans); and (v) he will be entitled to elect continuation coverage under the Company’s group health plan for a period of eighteen (18) months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), provided that he is eligible and remains eligible for COBRA coverage.

If the Company terminates Mr. Smith for Cause (as defined below) or if Mr. Smith terminates his employment without Good Reason (as defined below), he will be entitled to receive his salary, bonus and other benefits earned and accrued prior to the date of termination.

“Cause,” for purposes of the 2013 Employment Agreement, means (i) conviction of a felony or a crime of moral turpitude; (ii) commission of unauthorized acts intended to result in Mr. Smith’s personal enrichment at the material expense of the Company; or (iii) material violation of duties or responsibilities to the Company which constitute willful misconduct or dereliction of duty, provided that a majority of the members of the Board must first approve a Cause termination for willful misconduct or dereliction of duty before the Company effectuates such a termination. “Good Reason,” for purposes of the 2013 Employment Agreement, means the existence of any one or more of the following conditions without Mr. Smith’s consent that continue for more than 45 days following written notice of such conditions by Mr. Smith to the Compensation Committee: (i) a material change in or reduction of Mr. Smith’s authority, duties and responsibilities, or the assignment to Mr. Smith of duties materially inconsistent with Mr. Smith’s position with the Company; (ii) a requirement that Mr. Smith report to any person, executive or board of directors other than the Board; or (iii) a material reduction in Mr. Smith’s then current annual salary or target bonus award opportunity.

Under the terms of the 2013 Employment Agreement, if there is a change in control and the Company reasonably determines that any payment or distribution by the Company to or for the benefit of Mr. Smith would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Code, then the Company will determine the safe harbor amount under the Code that would not result in the Excise Tax and will pay to Mr. Smith the higher of the safe harbor amount or the payments otherwise due to Mr. Smith in the absence of such provision, net of all applicable taxes, including the tax under Section 4999 of the Code.

Jeffrey M. Kreger — Engagement Letter

On April 26, 2015, Mr. Kreger and the Company entered into an engagement letter (the “Engagement Letter”) outlining the terms of Mr. Kreger’s employment as the Company’s Senior Vice President, Chief Financial Officer and Treasurer at an initial base annual salary of $395,000. In connection with relocation, Mr. Kreger was eligible for temporary housing reimbursements of $3,000 per month for up to 6 months as well as other reimbursements relating to relocation. Mr. Kreger was eligible to participate in the Company’s Management Incentive Bonus Program with a target bonus of up to 80% of his base salary, subject to satisfaction of certain corporate, departmental and individual objectives.

Under the Engagement Letter, Mr. Kreger was granted options to purchase 150,000 shares of Common Stock pursuant to the terms and conditions set forth in the 2008 Plan. The exercise price of such options was equal to the fair market value of the Common Stock on the date of grant and will vest in three equal installments at the rate of one-third per year over three years commencing on the first anniversary of the grant date. In addition, the Engagement Letter provided that after completion of 100 calendar days of employment with the Company and subject to achievement of certain performance milestones to be mutually agreed to by Mr. Kreger and the Company’s Chief Executive Officer during the first ten days of employment, Mr. Kreger would be considered by the Compensation Committee for an award of 20,000 shares of Common Stock, pursuant to the 2008 Plan.

Under the terms of the Engagement Letter, as a condition to his employment Mr. Kreger was required to enter into a restrictive covenant agreement with the Company which provides that during the term of employment and for one year following his termination, Mr. Kreger may not directly or indirectly participate in any business which is competitive with the Company’s business. Similarly, for two years following his termination, Mr. Kreger may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Mr. Kreger is also required to keep confidential during the term of employment and thereafter all confidential information concerning the Company and its business.

If Mr. Kreger’s employment with the Company is terminated for any reason whatsoever, whether by the Company or Mr. Kreger, then (i) he will be entitled to receive his salary and benefits earned and accrued through the date of termination; (ii) the Company will not be liable for or obligated to pay any stock or cash bonus compensation, incentive or otherwise, not already paid or accrued through the date of termination; (iii) all fully vested and exercisable options may be exercised to the extent authorized by the 2008 Plan, and all unvested stock options shall cease to vest and be forfeited as of such date; and (iv) no other benefits shall accrue or vest subsequent to such date. In addition to the foregoing, if the Company terminates Mr. Kreger without “Cause” (as defined below) or if Mr. Kreger resigns for “Good Reason” (as defined below), then, subject to execution of a Waiver and Release Agreement, Mr. Kreger will be entitled to receive severance payments equal to 12 months of salary at his then current base salary level.

“Cause” for purposes of the Engagement Letter means (i) commission of criminal conduct which involves moral turpitude; (ii) acts which constitute fraud or self-dealing against the Company or any of its subsidiaries, including, without limitation, misappropriation or embezzlement; (iii) willful engagement in conduct which is materially injurious to the Company or any of its subsidiaries; or (iv) gross misconduct in the performance of duties as an employee of the Company.

“Good Reason” for purposes of the Engagement Letter means the existence of any one or more of the following conditions that continue without Mr. Kreger’s consent for more than 45 days following written notice of such conditions by Mr. Kreger to the Chief Executive Officer (“Cure Period”): (i) a material adverse change in or reduction of Mr. Kreger’s title, authority, duties and responsibilities, or Mr. Kreger ceasing to report directly to the Chief Executive Officer; (ii) the assignment to Mr. Kreger of duties materially inconsistent with Mr. Kreger’s position with the Company; (iii) a reduction in Mr. Kreger’s gross bi-weekly salary below his initial gross bi-weekly salary as stated in the Offer Letter; (iv) Mr. Kreger no longer being eligible for a target bonus of 80% of his base salary, provided, however, to the extent that a reduction in bonus eligibility is accompanied by Mr. Kreger’s eligibility for another form of compensation, such as an award of equity compensation, that has a substantially equivalent value to such bonus eligibility reduction, the reduction in bonus eligibility will not constitute Good Reason; or (v) all or substantially all of the assets of the Company are purchased, and within 60 days of the consummation of such transaction the purchaser neither adopts the Offer Letter nor offers Mr. Kreger an employment agreement on substantially equivalent economic terms to the Offer Letter, provided that Mr. Kreger (x) delivers such notice within 30 days following his learning of such condition(s), and (y) ceases employment within 45 days after the end of the Cure Period.

David Evans — Employment Letter Agreement and Severance Agreement

Mr. Evans currently serves as the Company’s Senior Vice President, Strategic Operations & Reimbursement. On January 30, 2009, Mr. Evans entered into an employment agreement with the Company which provides for his employment until terminated by the Company or Mr. Evans. In 2012, Mr. Evans’s annual base salary was increased to $325,000 from his 2010 base salary of $260,000. Under the terms of the employment agreement, Mr. Evans is eligible to participate in all employee benefit plans and policies commensurate with his position and the Company’s cash bonus program, subject to corporate, departmental and individual targets being met. Under the employment agreement and subject to approval of the Board, Mr. Evans will also be eligible to receive stock options and restricted stock commensurate with his position.

In connection with the employment agreement, Mr. Evans also entered into a Restrictive Covenant Agreement effective February 2, 2009, which provides that during the term of employment and for a period of one year following his termination, Mr. Evans may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of his termination, Mr. Evans may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer of the Company with whom Mr. Evans dealt in the two years prior to his termination of his employment with the Company. Mr. Evans is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.

In connection with beginning his employment with the Company, Mr. Evans entered into a Severance Agreement dated February 2, 2009. Pursuant to the terms of such severance agreement, if the Company terminates Mr. Evans’ employment without cause, upon execution of the Company’s standard Waiver and Release, Mr. Evans is entitled to receive (i) severance payments equal to one year of salary at his then current base salary level payable in accordance with the Company’s then applicable payroll practices, and (ii) reimbursement for the cost of continuing health benefits for a period of one year following the date of termination; provided, however, that if Mr. Evans secures new employment during the one year period following his termination, any remaining severance payments will be reduced to an amount equal to the difference between his base salary on the date of termination and his new base salary; and provided further, if his new employer offers health insurance coverage, the Company will no longer be obligated to reimburse Mr. Evans for health insurance coverage effective on the date he starts such new employment.

Brian Stiver — Employment Letter Agreements and Severance Agreement

Mr. Stiver currently serves as the Company’s Senior Vice President, Sales & Marketing. On March 10, 2009, Mr. Stiver entered into an employment agreement with the Company which provides for his employment until terminated by the Company or Mr. Stiver. On July 30, 2012, in connection with his promotion to Senior Vice President, Infusion Sales, Mr. Stiver entered into an additional employment agreement with the Company which supplements the employment agreement entered into on March 10, 2009. On March 23, 2015, the Compensation Committee increased Mr. Striver’s annual base salary from $275,000, the amount he earned during 2014, to $300,000. Under his employment letter agreement, Mr. Stiver is eligible to participate (i) in the Company’s cash bonus program, subject to corporate, departmental and individual targets being met, with a target bonus of up to 40% of his base salary, and (ii) in all employee benefit plans and policies commensurate with his position.

In connection with beginning his employment with the Company, Mr. Stiver also entered into a Restrictive Covenants Agreement, which provides that for a period of one year following his termination, Mr. Stiver may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of his termination, Mr. Stiver may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer, client or referral source of the Company with whom Mr. Stiver dealt in the two years prior to his termination of his employment with the Company. Mr. Stiver is also required to keep confidential during the term of his employment and thereafter all confidential and proprietary information concerning the Company and its business.

In connection with beginning his employment with the Company, Mr. Stiver also entered into a Severance Agreement dated March 10, 2009. On March 23, 2015, the Compensation Committee increased the term of Mr. Stiver’s severance under the Severance Agreement from six to twelve months. Accordingly, if the Company terminates Mr. Stiver’s employment without cause, upon execution of the Company’s standard Waiver and Release, Mr. Stiver is entitled to receive severance payments equal to twelve months of salary at his then current base salary level payable in accordance with the Company’s then applicable payroll practices; provided, however, that if Mr. Stiver secures new employment during the twelve month period following his termination, any remaining severance payments will be reduced to an amount equal to the difference between his base salary on the date of termination and his new base salary.

Karen Cain — Employment Letter Agreement

Ms. Cain entered into an employment letter agreement with the Company on December 1, 2013 and commenced her employment on February 10, 2014 as Senior Vice President and Chief Strategy Officer. The employment letter agreement provided for Ms. Cain’s at will employment at an initial annual base salary of $275,000. In accordance with her offer letter, Ms. Cain’s salary was reviewed after six months and was subsequently increased to $325,000. She was eligible to participate in the Company’s cash bonus program subject to corporate, departmental and individual targets being met with a target bonus of up to 40% of her base salary. Under the terms of her employment letter agreement, Ms. Cain was entitled to receive stock option grants with exercise prices equal to the market price on the date of the grant, and was eligible to participate in all employee benefit plans and policies commensurate with her position.

In connection with beginning her employment with the Company, Ms. Cain also entered into a Restrictive Covenants Agreement, which provided that for a period of one year following her termination, Ms. Cain may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of her termination, Ms. Cain may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer, client or referral source of the Company with whom Ms. Cain dealt in the two years prior to her termination of her employment with the Company. Ms. Cain is also required to keep confidential during the term of her employment and thereafter all confidential and proprietary information concerning the Company and its business.

Ms. Cain resigned as the Company’s Senior Vice President, Post-Acute Strategy Officer as of March 23, 2016. Ms. Cain did not receive any severance compensation in connection with her resignation.

Potential Change in Control and Severance Payments

The following tables summarize potential change in control payments for Messrs. Smith, Kreger, Evans and Stiver. The columns below describe the payments that would apply in different termination scenarios — a termination of employment as a result of the named executive officer’s voluntary resignation without good reason, termination of employment by the Company for cause, death, disability, termination of employment by the Company without cause, termination of employment as a result of the named executive officer’s resignation for good reason, or termination of employment as a result of a change in control. The table assumes that the termination or change in control occurred on December 31, 2015. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, the below assumes a price per share of Common Stock of $1.75, which represents the closing market price of the Common Stock as reported on the NASDAQ Global Market on December 31, 2015. All amounts are expressed in dollars.

Richard M. Smith

Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	1,300,000	1,300,000	1,300,000
Equity
Unexercisable Options	—	—	—	—	—
Total	—	—	—	—	—
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	30,039	30,039	30,039
Total	—	—	30,039	30,039	30,039
Total	—	—	1,330,039	1,330,039	1,330,039

Cash Severance:  Pro rata current bonus in the event of termination as a result of death; two times base salary and pro rata current bonus in the event of termination as a result of disability, without cause, for good reason or change in control.

Unexercisable Options:  Intrinsic value of accelerated vesting of stock options based on the December 31, 2015 closing price of $1.75. As of December 31, 2015, Mr. Smith had 166,667 unvested stock options outstanding, which accelerate upon certain termination events, including death, disability, termination Without Cause, or resignation for Good Reason. The exercise price of each unvested option is greater than the December 31, 2015 closing price of $1.75.

Health & Welfare:  Eighteen additional months of health and welfare benefits in the event of termination as a result of death, disability, without cause or for good reason.

Jeffrey M. Kreger

Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	395,000	395,000	395,000
Equity
Unexercisable Options	—	—	—	—	—
Total	—	—	—	—	—
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	395,000	395,000	395,000

Cash Severance:  One year base salary in the event of termination by the Company other than for cause or in the event of resignation for good reason.

David Evans

Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	325,000	325,000	325,000
Equity
Unexercisable Options	—	—	—	—	—
Total	—	—	—	—	—
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	19,868	19,868	19,868
Total	—	—	19,868	19,868	19,868
Total	—	—	344,868	344,868	344,868

Cash Severance:  One year base salary in the event of termination by the Company other than for cause.

Health & Welfare:  One additional year of health and welfare benefits in the event of termination by the Company other than for cause.

Brian Stiver

Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	300,000	300,000	300,000
Equity
Unexercisable Options	—	—	—	—	—
Total	—	—	—	—	—
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	300,000	300,000	300,000

Cash Severance:  One year base salary in the event of termination by the Company other than for cause.

Karen Cain

Ms. Cain resigned as the Company’s Senior Vice President, Post-Acute Strategy Officer as of March 23, 2016. As a result of her resignation, Ms. Cain did not receive any severance compensation or other benefits and the Company cancelled her unvested options to purchase shares of Common Stock and the expiration date of her vested options was accelerated to June 21, 2016.

Hai Tran

On January 30, 2015, Mr. Tran resigned as the Company’s Chief Financial Officer and Treasurer, effective March 27, 2015. As a result of his resignation, Mr. Tran did not receive any severance compensation or other benefits and the Company cancelled his unexercised options to purchase Common Stock and his unvested stock awards.

Patricia Bogusz

On May 27, 2015, Ms. Bogusz left the Company’s employment as Vice President, Finance and Principal Accounting Officer. In connection with her separation, Ms. Bogusz and the Company entered into a Separation and Release Agreement under which Ms. Bogusz would receive $550,000 of cash severance (as defined above, the “Cash Severance Payment”), an executive search payment of $37,147 and a $1,000 payment to reimburse Ms. Bogusz for legal fees. Ms. Bogusz was also entitled to one year of health and welfare benefits, or the cash equivalent. A portion of the Cash Severance Payment was conditional upon Ms. Bogusz complying with certain restrictive covenants not to compete with the Company through March 15, 2016, as provided in her Separation and Release Agreement. Upon her departure, all of Ms. Bogusz’s unvested options were cancelled.

Thomas Pettit

Mr. Pettit served as the Company’s Senior Vice President and Chief Operating Officer until August 7, 2015 and left the Company’s employment on November 5, 2015. In connection with his separation, Mr. Pettit and the Company entered into a Separation and Release Agreement under which Mr. Pettit would receive $415,000 of cash severance and a $20,000 payment for outplacement counseling, executive coaching and/or other transition costs. Upon his departure, all of Mr. Pettit’s unvested options were cancelled. Mr. Pettit did not exercise any of his vested options before they expired on February 1, 2016.

STOCKHOLDER PROPOSALS

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under Rule 14a-8, proposals submitted for inclusion in the Company’s 2017 proxy materials relating to the 2017 Annual Meeting must be received by the Company at its principal executive offices located at 1600 Broadway, Suite 950, Denver, Colorado 80202, Attention: Secretary, no later than the close of business on December 28, 2016, in order to be included in the Company’s proxy statement and proxy relating to the 2017 Annual Meeting; provided, however, that in the event that the date of such meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, notice by the stockholder to be included in the Company’s proxy statement and proxy relating to the 2017 Annual Meeting must be so delivered a reasonable time before the Company begins to print and send its proxy materials. Proposals must comply with all the requirements of Rule 14a-8 and the Company’s bylaws. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Stockholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2017 Annual Meeting only if timely notice is given to the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company no later than March 3, 2017 and no earlier than February 1, 2017; provided, however, that in the event that the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2017 Annual Meeting is first made. Such stockholder notice must comply with all of the requirements of the Company’s bylaws. The Board or the presiding officer at the 2017 Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for stockholder action in accordance with applicable law. These requirements are separate from the procedural requirements a stockholder must meet to have a proposal included in the Company’s proxy statement.

ANNUAL REPORT

A copy of the 2015 Annual Report, including the financial statements and financial statement schedules, as filed with the SEC, is enclosed but is not to be regarded as proxy solicitation materials.

INCORPORATION BY REFERENCE

Upon the written or oral request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of any document incorporated by reference into this Proxy Statement by first class mail or other equally prompt means. Requests for such documents should be directed to BioScrip, Inc., 1600 Broadway, Suite 950, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the 2015 Annual Report to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling (800) 542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Secretary, 1600 Broadway, Suite 950, Denver, Colorado 80202, Attention: Corporate Secretary or contact BioScrip, Inc. Secretary at (720) 697-5200.

DIRECTIONS TO THE ANNUAL MEETING

If you require directions to attend the Annual Meeting, please send a written request to the Secretary of BioScrip, Inc., at 1600 Broadway, Suite 950, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200.

Appendix A

AMENDMENT TO BIOSCRIP, INC. AMENDED AND RESTATED

2008 EQUITY INCENTIVE PLAN

AMENDMENT TO BIOSCRIP, INC.

2008 EQUITY INCENTIVE PLAN

This AMENDMENT TO THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN (the “Amendment”), is made on the date last below written by BIOSCRIP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the Company adopted the BioScrip, Inc. 2008 Equity Incentive Plan, originally effective April 28, 2008, and as last amended and restated effective as of May 8, 2014, as may be further amended (the “Plan”); and

WHEREAS, Section 17 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of the common stock of the Company in the aggregate that may be subject to awards granted to directors under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.	Paragraph (a) of Section 3.1 of the Plan is amended and restated to read as follows:

3.1 Number of Shares (a) Subject to adjustment as provided in Section 15, a total of 9,355,000 shares of Stock shall be authorized for issuance under the Plan (which number shall include the 6,855,000 shares of Stock previously authorized for issuance under the Plan), all of which may be subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an Option or Stock Appreciation Right granted after December 31, 2007 under the Prior Plan and one and  53/100 (1.53) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2007 under the Prior Plan. In no event may more than 1,500,000 shares of Stock in the aggregate be subject to Awards granted to Directors. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and  53/100 (1.53) shares of Stock for every one (1) share of Stock issued.

2.	Except as provided in this Amendment, no other changes or amendments shall be made to the Plan as previously stated (including all prior amendments) and the remainder thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment on this      the day of            , 2016.

BIOSCRIP, INC.

By:

BIOSCRIP, INC.
1600 Broadway, Suite 950
Denver, CO 80202

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01 Richard M. Smith 02 Michael G. Bronfein 03 David W. Golding 04 Michael Goldstein 05 Tricia H. Nguyen
06 R. Carter Pate

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000291159_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K is/are available at www.proxyvote.com

BIOSCRIP, INC.
Annual Meeting of Stockholders
June 1, 2016
This proxy is solicited on behalf of the Board of Directors of BioScrip, Inc.

The stockholder(s) hereby appoint(s) Richard M. Smith and Kathryn Stalmack, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Preferred Stock (on an as-converted into Common Stock basis) of BioScrip, Inc. that the stockholder(s) is(are) entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m, local time, on June 1, 2016, at the BioScrip office located at 1600 Broadway, Suite 950 Denver, CO 80202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made BUT THIS PROXY IS PROPERLY EXECUTED BY THE STOCKHOLDER, this proxy will be voted in accordance with the Board of Directors' recommendations set forth herein. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

0000291159_2 R1.0.1.25